UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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SLM Corporation

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12061 Bluemont Way
Reston, Virginia 20190

March 30, 2010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF SLM CORPORATION
To Be Held On May 13, 2010

To our Shareholders:

The 2010 Annual Meeting of Shareholders of SLM Corporation will be held at the Company’s offices, 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 13, 2010 beginning at 11:00 a.m., local time. At the meeting, holders of the Company’s common stock will consider and vote on the following matters:

•	Election of the 16 directors named in the proxy statement for a term of one year and until their successors have been elected or appointed;

•	Approval of an amendment to our equity compensation plans to allow a one-time stock option exchange program excluding directors and named executive officers;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010; and

•	Any other matters that properly come before the meeting.

All record holders of shares of the Company’s common stock at the close of business on March 15, 2010 are entitled to vote at the meeting. If you wish to attend the meeting in person, you must bring evidence of your ownership as of March 15, 2010, or a valid proxy showing that you are representing a shareholder.

Your participation in the Annual Meeting is important. We urge you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience. You may vote by telephone, Internet or, if you request that proxy materials be mailed to you, by completing and signing the proxy card enclosed with those materials and returning it in the envelope provided. If you plan to attend the Annual Meeting, please advise the Corporate Secretary, Carol Rakatansky, directly at (703) 984-5405.

Thank you for your investment in Sallie Mae.

Sincerely,

Anthony P. Terracciano
Chairman of the Board of Directors

TABLE OF CONTENTS

GENERAL INFORMATION	1
Annual Report to Shareholders on Form 10-K	1
VOTING INFORMATION	1
About Voting	1
Shares Outstanding	4
CORPORATE GOVERNANCE	5
Role and Responsibilities of Board of Directors	5
Board Governance Guidelines	5
Board Leadership Structure	5
Director Independence	6
Board Meetings	7
Board Committees	7
The Board’s Role in Risk Oversight	9
Risk Assessment of Compensation Policies	9
Nominations Process	10
Shareholder Communications with the Board	10
Code of Business Conduct	11
OWNERSHIP OF COMMON STOCK	11
ITEM 1: ELECTION OF DIRECTORS	12
The Nominees	12
Required Vote	17
Board Recommendation	18
ITEM 2: APPROVAL OF AMENDMENT TO EQUITY COMPENSATION PLANS TO ALLOW A ONE-TIME STOCK OPTION EXCHANGE PROGRAM	18
Required Vote	28
Board Recommendation	28
REPORT OF THE AUDIT COMMITTEE	30
EXECUTIVE AND DIRECTOR COMPENSATION	30
Compensation Discussion and Analysis	30
Compensation and Personnel Committee Report	39
Summary Compensation Table	39
Director Compensation	49
ITEM 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55
Fees paid to Independent Accountant for 2008 and 2009	55
Pre-approval Policies and Procedures	55
Required Vote	56
Board Recommendation	56
OTHER MATTERS	56
Certain Relationships and Transactions	56
Section 16(a) Beneficial Ownership Reporting Compliance	57
Other Matters for the 2010 Annual Meeting	57
Shareholder Proposals for 2011 Annual Meeting	57
Solicitation Costs	57
Householding	58
APPENDIX A: AMENDMENTS TO THE EQUITY PLANS	59

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials For the
Annual Meeting of Shareholders to be Held on May 13, 2010

The proxy statement and annual report on Form 10-K
are available at http://www.salliemae.com/Investors/AnnualReports

GENERAL INFORMATION

The Board of Directors of SLM Corporation (the “Company”) solicits your proxy to conduct business at the Company’s Annual Meeting to be held at the Company’s offices, 12061 Bluemont Way, Reston, Virginia 20190 on Thursday, May 13, 2010 at 11:00 a.m., local time. This proxy is first being sent or made available, as applicable, to the shareholders of the Company on or about April 1, 2010.

This proxy statement includes information about the Company’s:

•	Voting procedures;

•	Annual election of directors;

•	Corporate governance and board matters;

•	Request for shareholders to approve an amendment to our equity compensation plans to allow a one-time stock option exchange program excluding directors and named executive officers;

•	Compensation for certain executive officers and directors;

•	Stock ownership of executive officers and directors; and

•	Information about PricewaterhouseCoopers LLP, the Company’s independent registered accounting firm, and a request for shareholders to ratify the appointment of that firm as the Company’s independent registered accounting firm.

Annual Report to Shareholders on Form 10-K

The Company’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2009, is being made available along with this proxy statement. The Form 10-K does not constitute a part of the proxy soliciting material. The proxy statement and Form 10-K are available at www.salliemae.com under “Investors, Annual Reports” and http://www.edocumentview.com/slm. You may also obtain these materials at the SEC’s website at www.sec.gov or by contacting the Office of the Corporate Secretary, SLM Corporation, 12061 Bluemont Way, Reston, Virginia, 20190. We will provide a copy of the Form 10-K without charge to any shareholder upon his or her written request.

VOTING INFORMATION

About Voting

Who may vote? Only the Company’s shareholders who owned common stock at the close of business on March 15, 2010, the record date for the Annual Meeting, can vote.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? In accordance with SEC rules, instead of mailing a printed copy of our proxy materials, the Company may send a Notice Regarding the Availability of Proxy Materials (the “Notice of Availability”) to shareholders. Certain shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Availability or to request a printed set of these materials at no charge. Certain shareholders will not receive a printed copy of the proxy materials unless they specifically request one. If you receive a Notice of Availability, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet or telephonically. The Notice of Availability contains a 15-digit control number that you will need to vote your shares. Please keep the Notice of Availability for your reference through the meeting date.

How do I request paper copies of the proxy materials? If you hold SLM stock in street name through a broker, bank, trust or other nominee, you will receive a Notice of Availability, and you may request paper copies of the 2010 proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

If you hold SLM shares directly in your name through the Company’s stock transfer agent, Computershare Trust Company, N.A. (“Computershare”) as a shareholder of record, you will receive a Notice of Availability, and you may request paper copies of the 2010 proxy materials by following the instructions listed at www.envisionreports.com/SLM, or by telephoning 1-866-641-4276.

What is the difference between holding shares as a beneficial owner in street name and as a shareholder of record? If your shares are held in street name through a broker, bank, trust or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee on how to vote your shares. Your broker, bank, trust or other nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions. Your broker, bank, trust or other nominee may only vote your shares on routine matters (routine matters do NOT include the election of directors and amendments to the Company’s equity compensation plans and do include ratification of the appointment of the Company’s independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. If you hold your shares in street name, you, the beneficial owner, are not the shareholder of record, and therefore you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered to be a shareholder of record with respect to those shares. As a shareholder of record, you have the right to grant your voting proxy directly to the Company or to a third party, or to vote in person at the Annual Meeting.

How do I vote? You may vote in one of the following ways:

By Internet or Telephone.  If you hold SLM stock in street name through a broker, bank, trust or other nominee, you may vote electronically via the Internet at www.proxyvote.com. If you wish to vote by telephone you must request paper copies of the materials (call 1-800-579-1639) in order to obtain a Voting Instruction Form which contains a specific telephone number for your broker, bank, trust or other nominee. Votes submitted telephonically or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2010.

If you hold SLM shares directly in your name as a shareholder of record, you may vote electronically via the Internet at www.envisionreports.com/SLM, or telephonically by calling 1-866-652-8683. Votes submitted telephonically or via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 12, 2010.

In Person.  If you hold shares directly in your name as a stockholder of record, you may either vote in person or be represented by another person at the Annual Meeting by executing a legal proxy designating that person.

If you hold your shares in street name, you must bring a copy of a statement reflecting your stock ownership as of the record date to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

In order to attend the meeting, you must present a valid picture identification and, if you hold shares in street name (through a broker, bank, trust or other nominee), proof of stock ownership as of the record date.

By Mail.  If you hold SLM shares in street name through a broker, bank, trust or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the Voting Instruction Form and return it in the prepaid return envelope provided. Your Voting Instruction Form must be received no later than close of business on May 12, 2010.

If you hold SLM shares directly in your name as a shareholder of record, to vote by mail you must request copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than close of business on May 12, 2010.

How do I vote my 401(k) Plan shares? If you participate in the Company’s 401(k) Plans, you may vote the number of shares equivalent to your interest, if any, as credited to your account on the record date. The 401(k) Plan Trustee will issue to you a voting instruction card that you can use to instruct the Trustee by telephone or by mail how to vote your shares. Voting instructions submitted telephonically or via the Internet must be received by 1:00 a.m., Central Time, on May 13, 2010. If you send your voting instructions by mail, your voting instruction card must be received no later than close of business on May 10, 2010.

How do proxies work? SLM’s Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify and as described above. If you sign and return the enclosed proxy card or voting instruction card but do not specify how to vote, the Board of Directors will vote your shares in favor of the director nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible, and will vote your shares in favor of the remaining proposals. Giving the Board your proxy also means that you authorize their representatives to cumulate votes in the election of directors and to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Company does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If you own shares through the 401(k) Plans and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

Can I change my vote? Yes, but depending on how you hold your shares, the procedures for doing so are different, as described below:

Beneficial Owners.  If your shares are held in street name through a broker, bank, trust or other nominee, you may revoke any proxy that you previously granted or change your vote at any time prior to 11:59 p.m., Eastern Daylight Time, on May 12, 2010, by entering your new vote either (i) electronically via the Internet at www.proxyvote.com using the account, control and PIN numbers that you previously used or (ii) telephonically using the number indicated on your Voting Instruction Form.

If you desire to change your vote by mail, you must first request paper copies of the materials and then mail your new Voting Instruction Form using the prepaid return envelope provided. However, your new instructions must be received before the close of business on May 12, 2010.

Shareholders of Record.  If you hold SLM shares directly in your name as a shareholder of record, you may revoke any proxy that you have previously granted or change your vote at any time prior to 11:59 p.m., Eastern Daylight Time, on May 12, 2010, by entering your new vote via Computershare’s electronic voting system at www.envisionreports.com/SLM or telephonically by calling 1-800-652-VOTE (8683) using the control numbers on the Notice of Availability and/or proxy card, located within the shaded bar. If you desire to change your vote by mail, you must mail your new proxy card using the prepaid return envelope provided, and it must be received before the close of business on May 12, 2010.

You also may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to SLM’s Corporate Secretary at the address on the Notice of Annual Meeting;

•	Executing and delivering to the Corporate Secretary a later-dated proxy; or

•	Attending the meeting and voting in person.

How are my votes counted?

Stockholders of record are entitled to one vote per share of common stock held for each matter submitted for vote at the meeting.

For the election of directors.  A nominee will be elected to the Board if the number of votes “FOR” the nominee exceeds the number of shares voted “AGAINST” the nominee’s election.

In the election of directors, shares are entitled to cumulative voting, which means that each share of common stock is entitled to the number of votes equal to the number of directors to be elected. Therefore, each share you own is entitled to 16 votes in the election of directors. You may cumulate your votes and give one nominee 100 percent of your votes or you may distribute your votes among the nominees in any manner. If cumulative voting is applied at the Annual Meeting, the persons named as proxies may cumulate votes and cast such votes in favor of the election of some or all of the Board’s nominees in their sole discretion, except that a shareholder’s votes will not be cast for a nominee as to whom such shareholder instructs that such votes be withheld or be cast “AGAINST” or “ABSTAIN.” Abstentions and shares that are not voted in the election of directors, including shares for which a broker does not have discretionary voting authority, have no effect in the election of directors.

Other matters.  Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, are not counted as voting on this matter.

What constitutes a quorum? A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the Company’s shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes, other than where stated, will be counted in determining the quorum, but neither will be counted as votes cast.

Who will count the vote? Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed a representative of Computershare to serve as the Inspector of Elections.

Shares Outstanding

At March 15, 2010, the record date, 485,758,650 shares of the Company’s voting common stock, par value $.20 per share, were outstanding and eligible to be voted. The common stock is listed on the NYSE under the symbol “SLM.”

CORPORATE GOVERNANCE

Role and Responsibilities of the Board of Directors

The role of the Board of Directors is to promote sustainable, long-term growth of the Company in the interest of its shareholders. The primary responsibilities of the Board are to:

•	Select, evaluate and compensate the Chief Executive Officer (“CEO”);

•	Plan for succession of the CEO and members of the executive management team;

•	Review and approve the Company’s annual business plan and review the Company’s long-term strategies;

•	Monitor management’s performance against the annual business plan;

•	Review and approve major transactions;

•	Through its Audit Committee, select and oversee the Company’s independent accountant;

•	Evaluate the Company’s overall risk control environment;

•	Recommend director candidates for election by shareholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board’s governance guidelines are published at www.salliemae.com under the tab “Investors, Corporate Governance” and a written copy may be obtained by contacting the Corporate Secretary. Among the Company’s governance practices are the following:

•	A majority of the members of the Board must be independent directors and all members of the Audit, Nominations and Governance, and Compensation and Personnel Committees must be independent.

•	All directors stand for re-election every year. Directors are elected under a majority vote standard in uncontested elections and shareholders are entitled to cumulate their shares for the election of directors. Directors are not eligible to stand for re-election after reaching age 75; however, the Board has waived this requirement for Mr. Schoellkopf, who was asked by the Board to stand for re-election.

•	The Board has an independent director as Chairman, Mr. Terracciano, and a lead independent director, Mr. Schoellkopf.

•	Each regularly scheduled Board meeting concludes with a session in which only members of the Board, including the CEO and Vice Chairman, Mr. Lord, participate. In addition, each regularly scheduled board meeting includes an executive session that excludes Mr. Lord and is presided over by Mr. Terracciano, or if he is not in attendance, Mr. Schoellkopf. Each regularly scheduled committee meeting concludes with an executive session presided over by the Committee Chair.

•	Board compensation includes SLM stock or other equity-linked compensation.

•	Board members have open communication with all members of management.

•	The Board and its Committees may engage its own advisors.

Board Leadership Structure

The Board currently believes that the Company’s governance is best served by separating the role of Chairman and CEO. The Chairman of the Board, Anthony Terracciano, is an independent director. In addition, the Board Governance Guidelines provide for the Lead Independent Director, who is also independent. The position of Lead Independent Director is currently held by Mr. Schoellkopf. Mr. Albert Lord, Vice Chairman and CEO, is the only member of management who is also a member of the Board. The Board believes the current structure as described, is the best structure for the Company in the current circumstances.

Director Independence

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board’s governance guidelines include the standards for determining director independence. These guidelines conform with the independence requirements of the New York Stock Exchange (“NYSE”) listing standards. The Company’s director independence standards are included within the Board’s Governance Guidelines described above and published at www.salliemae.com under “Investors, Corporate Governance” and they are also listed below.

The Board has determined that the following individuals (that is, all of the individuals who served as a director during 2009, and all nominees standing for election at the 2010 Annual Meeting, other than Mr. Lord) are independent of the Company because the nominees have no direct or indirect material relationships with the Company: Mses. Bates and Gilleland and Messrs. Diefenderfer, Goode, Hunt, Martin, Munitz, Newman, Porter, Puleo, Schoellkopf, Shapiro, Strange, Terracciano and Williams. The Board made this determination based on factors including the following:

•	No director or nominee, other than Mr. Lord, is currently or within the past three years has been an employee of the Company;

•	No director or nominee has an immediate family member who is an officer of the Company or, other than Mr. Lord, has any current or recent material relationship with the Company;

•	No director or nominee has a personal services contract with the Company, in any amount;

•	No director or nominee is an employee or owner of a firm that is one of the Company’s paid advisors or consultants, regardless of the amount of such business relationship;

•	No director or nominee is employed by a business that directly competes against the Company;

•	No executive officer of the Company serves or within the past three years has served on either the board of directors or the compensation committee of any corporation that during the same time period employed either a director or nominee or a member of the immediate family of director or any nominee as an officer;

•	No director or nominee currently serves as an employee of and no immediate family member of a director or nominee currently serves as an executive officer of any entity with which the Company’s annual sales or purchases exceeded $1,000,000 or two percent, whichever is greater, of that company’s annual revenues in any of the past three years; and

•	No director or nominee or spouse of a director or nominee is an employee of a charitable organization, foundation or university that received in any of the past three years from the Company, in the form of charitable contributions, grants or endowments, more than the greater of (i) $1,000,000 or (ii) two percent of the organization’s total annual receipts.

In making its determinations regarding independence, the Board took into account that Mr. Hunt was an executive officer of the predecessor of the Company until 1990. In addition, under the Company’s Charitable Gift Program, which is described below in the section titled “Elements of Compensation — Non-cash Benefits” and was terminated effective March 1, 2009, the Company has made contributions to non-profit organizations on whose board of trustees some directors serve. The Board took into account these relationships, although no director of spouse is employed by the organizations and the gifts were well below the thresholds in the Board’s independence standards. Mr. Lord is not independent because of his employment relationship with the Company.

Board Meetings

During 2009, the Board of Directors met ten times.  Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which he or she served. Directors are expected to attend the Annual Meeting and all members of the Board attended the Annual Meeting in May 2009.

Board Committees

The Board has established the following committees (the “Core Standing Committees”) to assist in its oversight responsibilities:

•	Audit Committee

•	Compensation and Personnel Committee

•	Nominations and Governance Committee

•	Finance and Operations Committee

Each committee has a Board-approved written charter, which sets forth the respective committee’s functions and responsibilities. Committee charters are published at www.salliemae.com under “Investors, Corporate Governance.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary.

An annual work plan is created from the charters of each Core Standing Committee so that responsibilities of the committees are addressed at appropriate times throughout the year. Agendas for meetings are based on each committee’s annual work plan and all other current matters the Committee Chair or management believes should be addressed at the meeting. The work of each Core Standing Committee is regularly reported to the full Board by the Committee Chair.

The current membership of the Core Standing Committees and the number of meetings held in 2009 are as follows:

	Compensation &	Nominations &	Finance &
Audit Committee	Personnel Committee	Governance Committee	Operations Committee
Ann Torre Bates*	Wolfgang Schoellkopf*	A. Alexander Porter, Jr.*	Ronald F. Hunt*
Barry A. Munitz	Diane Suitt Gilleland	Diane Suitt Gilleland	William M. Diefenderfer
Frank C. Puleo	A. Alexander Porter, Jr.	Wolfgang Schoellkopf	Earl A. Goode
J. Terry Strange	Steven L. Shapiro	Steven L. Shapiro	Michael E. Martin
Barry L. Williams			Howard H. Newman

Meetings Held: 16	Meetings Held: 8	Meetings Held: 5	Meetings Held: 5

*	Committee Chair

A description of the function of each committee follows.

Audit Committee.  The Audit Committee assists the Board in fulfilling its responsibilities by providing oversight relating to: (1) the integrity of the Company’s financial reporting; (2) the Company’s system of disclosure controls and system of internal controls regarding financial, accounting, legal compliance and ethics; (3) the independent accountant’s qualifications, independence and performance; (4) the performance of the Company’s internal audit function; (5) the Company’s compliance with legal and regulatory requirements; (6) the review of related persons transactions; (7) the Company’s overall corporate risk assessment policies and risk management practices; and (8) the preparation of the report of the Committee for the Company’s annual proxy statement, as required by the Securities and Exchange Commission (“SEC”).

The Board has determined that all the members of the Audit Committee are independent under the Company’s governance guidelines and that all members of the Audit Committee also satisfy the heightened independence standards for audit committee members under the NYSE listing standards. In addition, the Board has determined that the following individuals qualify as audit committee financial experts: Ms. Bates; Mr. Diefenderfer; Mr. Goode; Mr. Martin; Mr. Newman; Mr. Porter; Mr. Schoellkopf; Mr. Shapiro; Mr. Strange; Mr. Terracciano and Mr. Williams. Except as described in the next sentence, none of the Committee members serves on the audit committee of more than three public companies. In addition to his service on the Audit Committee of the Company, Mr. Strange also serves on the audit committees of three other public companies. The Board has determined, however, that such simultaneous service does not impair Mr. Strange’s ability to serve on the Company’s Audit Committee.

Compensation and Personnel Committee. The Compensation and Personnel Committee (the “Compensation Committee”): (1) assists the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Company; (2) carries out the Board’s responsibilities relating to compensation of the Company’s executives; (3) considers and makes recommendations to the Board with respect to Board compensation; and (4) prepares the report of the Committee for the Company’s annual proxy statement, as required by the SEC.

The Board of Directors has determined that all Committee members are independent under the Company’s governance guidelines and NYSE listing standards.

The Compensation Committee considers executive and director compensation on an annual basis, culminating in decisions in January of each year. Throughout the year, the Committee considers executive compensation as warranted by personnel changes.

The Board sets compensation for directors. The Compensation Committee, after consulting with the other independent directors, sets compensation for the CEO and officers at the level of Executive Vice President and above. The Chief Executive Officer or his delegates set pay for all other employees. See the Compensation Discussion and Analysis section of this proxy statement for more information regarding the Compensation Committee’s processes.

The Compensation Committee retains a compensation consultant to advise it. During the annual compensation process, the Committee uses the compensation consultant to accomplish the following: (1) recommend a peer group of companies that may be used for benchmarking executive and director compensation (the “Peer Group”); (2) inform the Committee about the marketplace for the amount and form of director and executive compensation; (3) inform the Committee of trends in executive and director compensation; (4) update the Committee on legislative and regulatory changes that affect director and executive compensation; and (5) provide its views on the reasonableness of amounts and forms of director and executive compensation. During 2009, neither Hewitt nor Semler Brossy provided services to the Company other than providing advice or recommendations regarding the form and amount of director and executive compensation. The Compensation Committee’s consultant during 2008 and the first quarter of 2009 was Semler Brossy. The Compensation Committee engaged Hewitt Associates, beginning in March, 2009.

The processes to consider compensation for executive officers and directors are as follows:

Annual Executive Compensation:  The process for the annual review of executive compensation is discussed later in this proxy statement.

Annual Director Compensation:  The Compensation Committee annually reviews director compensation of the Peer Group. After discussion with the Committee’s consultant and management, the Committee recommends director compensation to the Board.

Promotions/New Hires:  Throughout the year, as the Company’s executive talent needs change, promotions and/or new hires at the level of Executive Vice President and above may occur. In these cases, the Compensation Committee meets to consider the appropriate amount and form of compensation for each individual. Management recommends an arrangement to the Committee for its consideration. The Committee’s consultant may give its input on the proposed arrangement to management and the Committee Chair.

Nominations and Governance Committee.  The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Company, the operations of the Board and the qualifications of directors. The Committee also identifies individuals qualified to become Board members and recommends to the Board the director nominees for each Annual Meeting of shareholders. The Nominations process is described below, in “Nominations Process”.

The Board has determined that all of the members of the Nominations and Governance Committee are independent under the Company’s governance guidelines and NYSE listing standards.

Finance and Operations Committee.  The Finance and Operations Committee assists the Board in fulfilling its responsibilities and providing oversight relating to capital management, financing strategy and the general operations of the business, including technology and servicing operations.

The Board’s Role in Risk Oversight

The Board believes that effective risk oversight is critical to the Company’s ability to effectively predict and implement its business strategies. Management is responsible for identifying and managing the risks facing the Company, including within each area of the business and through its risk assessment function. The Board, including through its committees, is responsible for overseeing management’s implementation of risk assessment and management, and for guiding the Company’s risk tolerance in areas of key risks.

Each year the Company’s key risks are identified and are reported to the Board and/or its Committees. For example, strategic and political risk are reported to the Board. Operational risk is reviewed by the Finance and Operations Committee and the Board. Risks related to funding and liquidity are reviewed by the Board and Finance and Operations Committee, and risks related to compliance and regulatory matters are reviewed by the Audit Committee. The Board reviews all matters where a material risk to the Company is involved.

During each year the Audit Committee reviews with management the Company’s key risks and the processes for reporting those risks to the Board and management’s processes for addressing those risks. As part of the process, the Company’s Vice President, Risk Assessment and Internal Audit, conducts a risk assessment among members of management each year, and reports the results to the Audit Committee. In addition to the processes throughout the year which provide the Board and its committees the opportunity to evaluate and oversee risk, the Board also considers the Company’s key risks when it reviews and approves the Company’s annual business plan each year, and during the Board’s offsite strategy meeting, which is devoted to considering the Company’s long-term business plan a key consideration of which is the risks facing the Company.

Risk Assessment of Compensation Policies

The Compensation Committee reviews with appropriate members of management the Company’s compensation policies, including incentive compensation policies, to understand that they do not encourage excessive risk-taking and are compatible with effective controls and risk management. Beginning in 2009, the Committee determined to carry out such a review at least once per year, and at its meeting in January 2009, the Committee undertook such a review with the Company’s Chief Compliance Officer and Chief Credit Officer. During the latter half of 2009, the Committee reviewed the Federal Reserve Board of Governors’ October 2009 “Proposed Guidance on Sound Incentive Compensation Policies” (the “Guidance”) and considered the Company’s compensation programs in light of the Guidance and as they relate to risks that could arise from such programs. During 2009, the Committee reviewed and approved the goals and purposes of Company’s 2009 incentive plan and all other material compensation programs. The Committee also discussed these programs with the Company’s Senior Vice President, Administration (who has responsibility for Human Resources) and the Committee’s independent consultant, as appropriate.

Nominations Process

The Nominations and Governance Committee considers director candidates recommended in good faith by shareholders. The Committee also receives suggestions for candidates from Board members. Candidates are evaluated based on the needs of the Board and the Company at that time, given the then-current mix of Board members. As provided in the Governance Guidelines, the Board seeks representation that reflects gender, ethnic and geographic diversity. This policy is implemented through the Nominations and Governance Committee’s charter, which states that one of the goals and responsibilities of the Committee is to review the composition and diversity of the Board and its Committees, and the policy’s effectiveness is assessed as part of the annual Board evaluation process. When evaluating a candidate, factors that the Nominations and Governance Committee looks for and considers, include, but are not limited to, a nominee’s:

•	Skills and experience, particularly in the areas of accounting, finance, banking, higher education, marketing, information technology, human resources and law;

•	Knowledge of the business of the Company;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing shareholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee, in care of the Corporate Secretary at SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. The shareholder should also include his or her contact information and a statement of his or her share ownership. The Nominations and Governance Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates other director candidates. In order to have been timely for consideration at the 2010 Annual Meeting, a nomination must have been received by the Company on or after January 22, 2010 and on or before March 23, 2010. Any such notice must satisfy the other requirements in the Company’s Bylaws applicable to such proposals and nominations. The Committee did not receive any such recommendations for director candidates for the 2010 Annual Meeting.

Shareholder Communications with the Board

Shareholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, the Chairman of the Board, or any other individual member of the Board by contacting the Chairman of the Board or the Lead Independent Director in writing at the following address: Office of the Chairman of the Board or Office of the Lead Independent Director, SLM Corporation, 12061 Bluemont Way, Reston, VA 20190. The Corporate Secretary will review all communications from our shareholders. Communications relevant to our business and operations, as determined by the Corporate Secretary, will be forwarded to the Board or individual members, as appropriate.

Code of Business Conduct

The Company has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Company’s website (www.salliemae.com under “Investors, Corporate Governance”) and a written copy is available from the Corporate Secretary. The Company intends to post amendments to or waivers of the Code of Business Conduct (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer or any director) at this location on its website.

OWNERSHIP OF COMMON STOCK

To the Company’s knowledge, the following institutions beneficially owned more than 5 percent of the Company’s outstanding common stock on December 31, 2009. The holdings reported below are based solely on Schedules 13G and amendments thereto filed with the SEC on or before March 15, 2010. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Company’s common stock between December 31, 2009 and March 15, 2010.

		Percent of Class
		as of
Name and Address of Beneficial Owner	Shares(1)	12/31/2009

Barrow, Hanley, Mewhinney & Strauss, Inc.(2) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	49,540,817	10.44%

Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	44,472,667	9.4%

Highfields Capital Management LP et al(4) John Hancock Tower 200 Clarendon Street, 59th Floor Boston, MA 02116	44,207,187	9.3%

T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	32,342,658	6.7%

BlackRock, Inc.(6) 40 East 52nd Street New York, NY 10022	26,480,145	5.58%

Goldman Sachs Asset Management(7) 32 Old Slip New York, NY 10005	25,175,888	5.3%

(1)	Except as indicated, each institution has sole investment power and has sole power to vote with respect to the shares listed and shares listed are as of December 31, 2009.

(2)	Based on information contained in the first amendment to Schedule 13G filed on February 9, 2010, by Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”). Barrow has sole voting power relative to 17,758,345 shares and shared voting power relative to 31,782,472 shares.

(3)	Based on information contained in the second amendment to Schedule 13G filed on February 12, 2010, by Dodge & Cox. Dodge & Cox has sole voting power relative to 42,423,967 shares and shared voting power relative to 87,600 shares.

(4)	Based on information contained in the second amendment to Schedule 13G filed on February 16, 2010, by Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Jonathon S. Jacobson, Richard L. Grubman, Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”) and Highfields Capital III L.P. (“Highfields III”) (collectively, “Highfields”), wherein they reported that: Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Mr. Jacobson and Mr. Grubman have sole investment and voting power relative to 44,207,187 shares; Highfields I has sole investment and voting power relative to 3,405,619 shares; Highfields II has sole investment and voting power relative to 10,648,321 shares; and Highfields III has sole investment and voting power relative to 30,153,247 shares. The shares of common stock beneficially owned by Highfields Capital Management LP, Highfields GP LLC, Highfields Associates LLC, Mr. Jacobson and Mr. Grubman are directly owned by Highfields I, Highfields II and Highfields III. Each reporting person disclaims beneficial ownership of the shares of common stock beneficially owned by the other reporting persons. The address of Highfields is the address of Highfields Capital Management LP et al noted above, except that the address of Highfields III is c/o Goldman Sachs (Cayman) Trust Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.

(5)	Based on information contained in the Schedule 13G filed on February 12, 2010, by T. Rowe Price Associates, Inc. (“T. Rowe”). T. Rowe has sole voting power relative to 8,344,179 shares and has sole investment power relative to 32,307,608 shares.

(6)	Based on information contained in the Schedule 13G filed on January 29, 2010, by BlackRock, Inc.

(7)	Based on information contained in the Schedule 13G filed on February 12, 2010 by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (together, “Goldman Sachs Asset Management”). Goldman Sachs Asset Management has shared voting power relative to 24,244,006 shares and has shared investment power relative to 25,175,888 shares.

ITEM 1—ELECTION OF DIRECTORS

At the 2010 Annual Meeting, 16 directors are to be elected to hold office until the 2011 Annual Meeting and until their successors have been elected or appointed. The 16 persons nominated by the Board for election at the 2010 Annual Meeting are listed below, with brief biographies. All 16 nominees were elected at the 2009 Annual Meeting and are currently serving as SLM directors.

We know of no reason why any nominee would be unable to serve. However, if any nominee should become unavailable to serve as a director, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

The Nominees

At the recommendation of the Nominations and Governance Committee, the Board has nominated the 16 persons named below for election as directors. Each of the nominees currently serves as a director. In addition to fulfilling the general criteria for director nominees described above under “Nominations Process,” each of the nominees possesses experience, skills, attributes and other qualifications that the Board has determined support its oversight and management of the Company’s business, operations and structure. These qualifications are discussed below following each director’s biographical information.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Ann Torre Bates 51 Director since July 31, 1997	Strategic and Financial Consultant
• Strategic and Financial Consultant—1998 to present
• Executive Vice President, Chief Financial Officer and Treasurer, NHP Incorporated, a national real estate services firm—1995 to 1997
• Vice President and Treasurer, US Airways—1991 to 1995, various finance positions—1998 to 1991
• Directorships of Other Public Companies: Franklin Mutual Series, Franklin Mutual Recovery, Templeton Funds and Allied Capital Corporation
• Ms. Bates has served in senior financial roles in public companies, and is a board member of public companies in the financial sector. Her experience in these roles enables her to bring valuable experience to the Board in overseeing the Company’s financial and business strategy, audit and internal controls functions, among other matters.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

William M. Diefenderfer, III 65 Director since May 20, 1999	Partner, Diefenderfer, Hoover, Boyle & Wood
• Partner, Diefenderfer, Hoover, Boyle & Wood, a law firm, Pittsburgh, PA—1991 to present
• Chief Executive Officer and President, enumerate Solutions, Inc., a privately owned technology company—2000 to 2002
• Treasurer and Chief Financial Officer, Icarus Aircraft, Inc., a privately-owned aviation technology company—1992 to 1996
• Deputy Director of the Office of Management and Budget—1989 to 1991
• Directorships of Other Public Companies: Chairman, U-Store-It Trust
• Mr. Diefenderfer’s legal background combined with his involvement in the executive branch of government and his leadership roles in business, bring valuable experience to the Board in overseeing, among other things, political and financial strategy and business operations.

Diane Suitt Gilleland 63 Director since March 25, 1994	Associate Professor of Higher Education, University of Arkansas, Little Rock
• Associate Professor of Higher Education, University of Arkansas, Little Rock—2003 to present
• Deputy Director, Illinois Board of Higher Education—1999 to 2003
• Senior Associate, Institute for Higher Education Policy—1998 to 1999
• Senior Fellow, American Council on Education, Washington, DC—1997
• Chief Executive Officer, Arkansas Department of Higher Education—1990 to 1997
• Chief Finance Officer, Arkansas Department of Higher Education—1986 to 1990
• Other Activities: Director, University of Arkansas at Pine Bluff Foundation, University of Arkansas Foundation Board
• Ms. Gilleland’s intimate knowledge of higher education governance and finance, from a university and government perspective, enable her to bring valuable insights to the Board on a variety of matters, including business strategy, product development and political and community relations.

Earl A. Goode 69 Director since July 31, 2000	Chief of Staff to the Governor of Indiana
• Chief of Staff to the Governor of Indiana—November 2006 to present, Deputy Chief of Staff to the Governor of Indiana—April 2006 to November 2006
• Commissioner, Department of Administration, State of Indiana—January 2005 to April 2006
• Chairman, Indiana Sports Company—2001 to 2006
• President, GTE Information Services and GTE Directories Company—1994 to 2000, President, GTE Telephone Operations North and East—1990 to 1994, President, GTE Telephone Company of the Southwest—1988 to 1990
• Other Activities: Trustee, Georgetown College
• Mr. Goode has held several leadership positions in business services and operations. This experience, combined with his involvement in the state political process, enable him to contribute to the Board’s oversight of the Company’s operations and its political strategy, among other things.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Ronald F. Hunt 66 Director since July 5, 1995	Attorney
• Attorney—1990 to present
• Chairman, National Student Clearinghouse—1997 to 2004
• Executive Vice President and General Counsel, Student Loan Marketing Association—1984 to 1990, various officer positions—1973 to 1984
• Other Activities: Chairman, Warren Wilson College Board of Trustees
• Ron Hunt’s extensive and deep involvement with the student loan industry and his legal background enable him to bring to the Board, a valuable perspective on the Company’s operations and strategy.

Albert L. Lord 64 Director since July 5, 1995	Vice Chairman and Chief Executive Officer, SLM Corporation
• Vice Chairman (since January 2008) and Chief Executive Officer (since December 2007), SLM Corporation
• Chairman, SLM Corporation—March 2005 to January 2008, Vice Chairman and Chief Executive Officer—1997 to May 2005
• President and principal shareholder, LCL Ltd., an investment and financial consulting firm—1994 to 1997
• Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990
• Director of Other Public Companies: BearingPoint, Inc., January 2003 until May 2009
• Other Activities: Director, Children’s Choice Learning Centers, Inc.
• Mr. Lord’s more than 15-year history with the Company, mostly as CEO, and also as Chairman of the Board, enable him to bring to the Board the perspective of the Company’s chief executive.

Michael E. Martin 54 Director since March 20, 2008	Managing Director, Warburg Pincus, LLC
• Managing Director, Co-Head of Financial Institutions Group, Warburg Pincus, LLC, April 2009 to present
• President of Martin & Company Advisors, LLC, a private equity investment firm— January 2009 to March 2009
• President, Brooklyn NY Holdings LLC, an asset and investment management firm—February 2006 to December 2009
• Vice Chairman and Managing Director, UBS Investment Bank—April 2002 to 2006
• Managing Director, Credit Suisse First Boston —2002
• First Boston Corporation—August 1987 to 2002
• Attorney, Wachtell, Lipton, Rosen and Katz—January 1983 to 1987
• Clerk to Honorable Stephen Reinhardt, of the United States Court of Appeals for the Ninth Circuit
• Directorships of Other Public Companies: BPW Acquisition Corp.; Primerica, Inc. (nominee)
• Other Activities: Director, Aeolus Re, Ltc.
• Mr. Martin’s experience in investment banking focused on the financial services industry brings valuable experience to the Board to oversee the Company’s finance and business strategies as well as other matters.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Barry A. Munitz 68 Director since July 31, 1997	Trustee Professor, California State University, LA
• Trustee Professor, California State University, LA—2006 to present
• Chair, California P-16 Council, an organization that develops strategies to improve education in the State of California—2005 to present
• President and Chief Executive Officer, The J. Paul Getty Trust—1997 to 2006
• Chancellor and Chief Executive Officer, California State University System—1991 to 1997
• Other Activities: Fellow, The American Academy of Arts and Sciences; Member, Leeds Equity Partners Advisory Board; Broad Family Foundations; COTSEN Foundation
• Dr. Munitz’ experience in senior leadership roles, including CEO positions in higher education and the non-profit sector, enable him to bring a valuable perspective to the Board’s oversight of the Company’s strategy, planning and operations.

Howard H. Newman 62 Director since March 31, 2008	President and Chief Executive Officer, Pine Brook Road Partners, LLC
• President and Chief Executive Officer, Pine Brook Road Partners, LLC, a private equity firm—2006 to present
• Vice Chairman and Senior Advisor, Warburg Pincus LLC, a private equity firm—1984 to 2006
• Morgan Stanley & Co., 1974 to 1983
• Directorships of Other Public Companies: Newfield Exploration Company
• Other Activities: Director of several private companies; Advisory Committee, JEN Partners, LLC; Trustee, Salk Institute for Biological Studies
• Mr. Newman’s extensive experience in investment banking and capital markets, enable him to bring valuable insights to the Board in the areas of finance and strategy, as well as other matters.

A. Alexander Porter, Jr. 71 Director since July 5, 1995	Founder and Partner, Porter Orlin Inc.
• Founder and Partner, Porter Orlin Inc. (formerly named Porter Felleman, Inc.), an investment management company—1976 to present
• Directorships of Other Public Companies: Comverse Technology, Inc.
• Other Activities: Founder and Director, Distribution Technology, Inc.; Trustee, Davidson College; The John Simon Guggenheim Memorial Foundation; Queens University of Charlotte, North Carolina; Library of America
• Mr. Porter’s experience in private equity investing and his board memberships in the higher education and non-profit sectors provide the Board with expertise in finance, governance and other matters.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Frank C. Puleo 64 Director since March 20, 2008	Attorney
• Attorney—2006 to present
• Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006, Partner—1978 to 2006
• Directorships of Other Public Companies: Apollo Investment Company
• Other Activities: Director, Commercial Industrial Finance Corp.; CMET Holdings, LLC; Syncora Capital Assurance Inc.
• Mr. Puleo’s background as a corporate and finance lawyer, enable him to bring analytical, legal and financial insights to the Board’s review of the Company’s strategies, financial disclosures, legal and regulatory compliance and other matters.

Wolfgang Schoellkopf 77 Director since July 31, 1997	Managing Partner, Lykos Capital Management, LLC
• Managing Partner, Lykos Capital Management, LLC, a private equity management company—2003 to present
• Chief Executive Officer, Bank Austria Group’s U.S. operations—2000 to 2001
• Vice Chairman and Chief Financial Officer, First Fidelity Bancorporation—1990 to 1996
• Executive Vice President and Treasurer, The Chase Manhattan Bank—1979 to 1988, various officer positions—1963 to 1988
• Directorships of Other Public Companies: The Bank of N.T. Butterfield & Son Limited; BPW Acquisition Corp.; Santander Holdings USA
• Other Activities: Director, UniCredit Cayman Islands, Ltd.; Wueba Versicherungs AG
• Mr. Schoellkopf’s leadership roles in a broad range of banking industries, including commercial, consumer, investment and international, enable the Board to oversee all aspects of the Company’s financial operations, funding and liquidity strategies, business planning and other matters.

Steven L. Shapiro 70 Director since July 5, 1995	Certified Public Accountant and Personal Financial Specialist
• Certified Public Accountant and Personal Financial Specialist, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co., an accounting firm, Chairman—1995 to present, various positions—1960 to present
• Other Activities: Director, MetLife Bank; Member, Rutgers University Executive Advisory Council, American Institute of Certified Public Accountants, New Jersey and Pennsylvania Societies of CPAs; Trustee, Virtua Health and Hospital Foundation Board
• Mr. Shapiro’s leadership role and experience in the accounting field, and his bank and other board positions enable him to bring to the Board skills to oversee matters relating to the Company’s business strategies and planning, audit of the Company’s financial statements, risks and controls, and other matters.

J. Terry Strange 66 Director Since July 31, 2008	Retired Vice Chairman of KPMG, LLP
• Various positions at KPMG, LLP 1968 to May 2002
• Directorships of Other Public Companies: Group 1 Automotive, Inc.; New Jersey Resources Corp.; Newfield Exploration, Inc.; BearingPoint, Inc., until May 2009
• Other Activities: Director, BBVA Compass Bancshares, Inc.
• Mr. Strange’s extensive experience in public accounting and directorships of other public companies provide the Board with financial and accounting expertise as well as skills to oversee governance and strategy, in addition to other matters.

Name and Age	Position, Principal Occupation,
Service as a Director*	Business Experience and Directorships

Anthony P. Terracciano 71 Director since January 7, 2008	Chairman, SLM Corporation
• Chairman, SLM Corporation—January 2008 to present
• Chairman, Riggs National Company, a national bank holding company—2005
• Vice Chairman, American Water Works Company Inc.—1998 to 2003
• Chairman, Dime Bancorp—2000 to 2002
• President, First Union Corporation (now Wachovia); Chairman and CEO, First Fidelity Bancorp; President Mellon Bank Corp.; Vice Chairman and Chief Financial Officer, Chase Manhattan Bank
• Directorships of Other Public Companies: Sovereign Bank until February 2010; CIT Group Inc., January 2010 until February 2010
• Other Activities: Trustee, Monmouth Medical Center
• Mr. Terracciano has served in board leadership positions for numerous banks, and has held executive management positions in banking during his extensive career in the banking industry. With this background, Mr. Terracciano brings to the Board, unparalleled expertise in banking operations, consumer lending, capital markets, finance strategy and planning, asset quality, risk management, leadership and governance, among other matters.

Barry L. Williams 65 Director since July 31, 2000	Retired Managing General Partner, President, Williams Pacific Ventures, Inc.
• President, Williams Pacific Ventures, Inc., a consulting and investment company—1987 to present
• Interim President and CEO, the American Management Association International—2000 to 2001
• Bechtel Group, Managing Principal, Bechtel Investments, Inc.—1979 to 1987
• Directorships of Other Public Companies: PG&E Corporation; CH2M Hill Companies; Northwestern Mutual Life Insurance Company; Simpson Manufacturing Co., Inc.; R.H. Donnelly & Company until January 2010
• Other Activities: Trustee, American Conservatory Theater; American Management Association; Resources Legacy Foundation; Harvard Business School Alumni Association; African American Experience Fund; Chairman, Management Leadership for Tomorrow.
• Mr. Williams’ experience leading his investment and consulting firm, combined with other leadership roles in business and service as a director of a number of public companies enables Mr. Williams to bring expertise to the Board in the areas of finance, governance, technology and business planning and strategy, among others.

*	Includes service on the Board of the Student Loan Marketing Association (“SLMA”) for the period of time that SLMA was the predecessor of SLM Corporation. Does not include service on the Board of SLMA for the period of time that SLMA was a subsidiary of SLM Corporation.

Required Vote to Elect Directors

This election is an uncontested election because the number of nominees for election to the Board equals the number of directors to be elected. Accordingly, to be elected to the Board, each nominee must receive more “FOR” votes than “AGAINST” votes. As part of the nominations process, each nominee agreed to tender his or her resignation to the Board in the event the nominee fails to receive a majority of votes cast “FOR” his or her election. If any of the 16 nominees fails to receive a majority of the votes cast “FOR” his or her election, the Nominations and Governance Committee of the Board of Directors will make a recommendation to the Board on whether to accept or reject the nominee’s resignation, which will be automatically tendered upon the certification of the election results. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

You may cumulate your vote and cast all your votes “FOR” one nominee or you may distribute your votes among the nominees in any manner. The persons named as proxies by the Company will not exercise discretion to cumulate votes unless another shareholder cumulates its shares when voting for directors.

Unless marked to the contrary, proxies received will be voted “FOR” the nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of the 16 nominees named above. Proxies will be so voted unless shareholders specify a contrary choice in giving their proxies.

ITEM 2—APPROVAL OF AMENDMENTS TO EQUITY COMPENSATION
PLANS TO ALLOW A ONE-TIME STOCK OPTION EXCHANGE PROGRAM

On March 25, 2010, the Company’s Board of Directors authorized, subject to shareholder approval, amendments (the “Amendments”) the SLM Corporation Incentive Plan (the “Incentive Plan”), the SLM Corporation Management Incentive Plan (the “Management Incentive Plan”) and the SLM Corporation Employee Stock Option Plan (the “Employee Plan,” and together with the Incentive Plan and the Management Incentive Plan, the “Equity Plans”) to expressly permit the Company to implement a one-time, value-for-value stock option exchange program as described below (the “Exchange Program”). The Exchange Program will allow certain eligible employees to exchange certain outstanding stock options that were awarded by the Company in the past under the Equity Plans and have an exercise price well above our current stock price (referred to as “underwater options”) for a lesser number of new stock options (the “Replacement Options”). Eligible employees exclude the executive officers named in the Summary Compensation Table on page 39 (the “NEO”s) and members of our Board of Directors. The Exchange Program is designed so that the Company will incur little or no additional stock-based compensation expense for Replacement Options granted pursuant to the Exchange Program, while increasing incentive and retention value for participating employees.

Overview

Following is a summary of important terms of the proposed Exchange Program, which are explained in more detail below:

•	The Exchange Program will be open to all employees (“Eligible Employees”) other than our NEOs and members of our Board of Directors. To participate in the Exchange Program, Eligible Employees must be employed as of the start of the program and remain employed by us through the date the Replacement Options are granted.

•	The employee stock options eligible to be exchanged in the Exchange Program (the “Eligible Options”) will be employee stock options (i) granted on or before January 31, 2008 and (ii) that have an exercise price that is greater than or equal to 150% of the fifty-two week high trading price of the Company’s common stock as of the commencement of the Exchange Program.

•	The Exchange Program will not be a one-for-one exchange but instead the exchange ratios will be calculated on a “value-for-value” basis. Thus, the exchange ratios of Eligible Options surrendered in exchange for Replacement Options will be determined in a manner intended to result in the grant of Replacement Options with a fair value that is approximately equal to or slightly less than the fair value of the options they replace, calculated as of the time that we set the exchange ratios. The exchange ratios will be established on a grant date by grant date basis, using the Black-Scholes option model, which is a valuation model that we use to value compensatory options for accounting purposes.

•	Replacement Options will have an exercise price equal to the closing price of our common stock on the New York Stock Exchange (the “NYSE”) on the grant date. Replacement Options will be granted under the SLM Corporation 2009-2012 Incentive Plan (the “Current Plan”). Replacement Options in the aggregate will cover a smaller number of shares of our common stock than the Eligible Options that are exchanged in the Exchange Program. The shares that were subject to Eligible Options that exceed the number of shares subject to Replacement Options will be canceled. These canceled shares will not be available for new grants under the Equity Plans.

•	None of the Replacement Options will be vested on the date of grant. Replacement Options will vest in six months, 12 months or in two annual installments following the grant date, depending on the original vesting terms of the Eligible Options (as described below), and will maintain the original term of the Eligible Options for which they were exchanged unless scheduled to expire before the Replacement Options vest.

Pursuant to applicable NYSE listing rules and the terms of the Equity Plans, implementation of the Exchange Program requires shareholder approval. The Amendments, if approved by shareholders, will provide the Compensation and Personnel Committee (the “Committee”) with authority to effect the Exchange Program. Shareholders are being asked to approve the Amendments to the Equity Plans in the forms attached hereto as Appendix A. If shareholders approve the Amendments, the Committee intends to commence the Exchange Program not later than 180 days after the date of such shareholder approval. If the Exchange Program does not commence within 180 days of such shareholder approval, we will not conduct an exchange or similar program without again seeking and receiving shareholder approval. If shareholders do not approve the Amendments, the Exchange Program will not take place.

Reasons for the Exchange Program

We believe that the Exchange Program is important to incentivize our employees and re-align their interests with those of shareholders in light of factors that have affected our stock price over the last several years. Since the summer of 2007, conditions in the capital markets, legislative developments and regulatory actions taken by the federal government have had and are continuing to have a significant effect on the Company. Most recently, during the latter half of March, 2010, the U.S. Congress passed the Health Care and Education Affordability Reconciliation Act of 2010, which eliminates the FFELP. These factors, including the potential effects of the elimination of the Federal Family Education Loan Program (“FFELP”), are discussed in more detail in our Forms 10-K, 10-Q and other filings with the SEC during fiscal years 2008 and 2009. The elimination of the FFELP significantly impacts the profitability and prospects of our business originating, servicing and collecting student loans originated under the FFELP.

The on-going duration of unavailability of credit through traditional sources has continued to negatively impact the Company’s financial results. Specifically, in the summer of 2007, the global capital markets began to experience a severe dislocation that has persisted. This dislocation contributed to a substantial increase in the Company’s cost of funding. Because the interest rates charged on FFELP student loans are set by law and had been reduced in 2007, the increased cost of funds significantly impacted the Company’s financial results. In addition, the Company was not able, at economical rates, to finance in the capital markets the FFELP assets, notwithstanding that underlying obligations are almost wholly guaranteed by the federal government. In addition, the Commercial Paper/LIBOR spread averaged more than 50 basis points during the first half of 2009 and the last quarter of 2008, compared to a historical average of approximately 8 basis points, which affects the Company’s net interest margin, because student loan yields are based on Commercial Paper rates, and the Company’s borrowing is generally based on LIBOR.

During 2007 and 2008, the Company also was affected by the termination of a merger agreement at the end of 2007, which contemplated that the Company would become privately owned by an investor group. As a result of the termination of the merger agreement and the steps the Company had taken to position itself for a contemplated new funding structure after the merger, the Company was funded by a $37 billion short-term facility that was required to be refinanced within less than a year. The Company completed this refinancing in February 2008 at historically high fees and interest rates.

In early 2009, the Obama Administration issued its 2010 fiscal year budget request to Congress, which included provisions that called for the elimination of the FFELP and the origination of new federal student loans to be made through the Direct Student Loan Program (the “DSLP”) operated by the federal government. Subsequently, the House of Representatives passed H.R. 3221, the Student Aid and Fiscal Responsibility Act (“SAFRA”), which was consistent with the Obama Administration’s 2010 budget request to Congress. SAFRA eliminates the FFELP and requires that all new federal loans be made through the DSLP after July 1, 2010. The Obama Administration’s budget for the 2011 fiscal year, submitted to Congress on February 1, 2010, continued its request to eliminate the FFELP, and the process culminated during the latter half of March 2010, with the U.S. Congress passing the Health Care and Education Affordability Reconciliation Act of 2010, which included SAFRA provisions eliminating the FFELP. The President is expected to sign the Act into law by the end of March, 2010.

Under the FFELP, private sector lenders provide student loans guaranteed by state agencies or non-profit companies, and the U.S. Department of Education provides reinsurance for the guarantors. We participate in the FFELP, and we are the largest lender in the program. If SAFRA becomes law, after July 1, 2010, we will no longer originate, fund or hold new FFELP loans. In addition, the legislation eliminates the need for some of the services we provide to guarantors under the FFELP. Consequently, the Company will need to undertake a significant restructuring to conform its infrastructure to the elimination of the FFELP and achieve additional expense reduction, as certain of our revenue streams will decline, as discussed in our 2009 Form 10-K.

The Company has been preparing for the elimination of the FFELP. During 2009, the Board and executive management continued to focus on examining the profitability and potential of each of the Company’s business segments and adopted a business plan for 2010, taking into account the legislative uncertainty surrounding the FFELP and the Company’s strategy for moving forward. We improved our funding and liquidity position by executing term financings to replace short-term funding, and repurchasing outstanding indebtedness. We were also able to access the unsecured debt markets for the first time since June 2008. The Company was successful in becoming one of four private sector servicers awarded a servicing contract with the Department of Education to service all federally-owned student loans, including loans under the DSLP. In 2008, we also conducted a thorough review of our business model and operations with a goal of achieving appropriate risk-adjusted returns across all of our business segments and providing cost-effective services. As a result, we reduced our operating expenses by over 20 percent in the fourth quarter of 2008 compared to the fourth quarter of 2007, after adjusting for restructuring costs, growth and other investments. This reduction was accomplished by lowering our headcount by a total of 2,900 or approximately 25 percent, and consolidating operations through closing several work locations. The Company curtailed less profitable types of lending activity and wound down non-core operations.

As a result of management’s actions in response to these developments, among others, the Company’s stock price has recovered from a low of $3.44, and on March 15, 2010, our stock price closed at $12.32.

Despite the significant actions taken by management, the financial sector crisis, the legislation regarding the FFELP described above and other macro-economic factors have contributed to the price of our common stock declining significantly and thereby severely impacted the effectiveness of the Company’s equity compensation arrangements. The Company has long used equity compensation in the form of stock options to motivate and compensate its general employee population as well as its executives and directors. Since 1997, the Company has granted stock options to nearly all full-time employees. As of February 8, 2010, approximately 4,100 of our active employees held stock options, which represent 48% of active employees and 64% of employees who have been with the Company at least one year. The average Eligible Employee (which excludes our NEOs and directors) holds stock options on 7,800 shares. We believe our broad-based equity incentive program helps us to align employee and shareholder interests, motivate our employees, and retain experienced, high-performing and productive employees.

As a result of the decline in our stock price, however, many of our employees now hold stock options with exercise prices that are significantly higher than the current market price of our common stock. Moreover, many of our employee stock options vest and become exercisable when our stock price reaches a certain target, expressed as a premium to the option’s exercise price, for a specified period of days, and thus many employee stock options have never become exercisable. Although our business has stabilized, in light of the proposed federal student loan legislation, there can be no assurance our stock price will increase significantly in the near term. We believe that significantly “underwater” stock options no longer provide effective performance or retention incentives. At the same time, we believe we must continue to maintain competitive incentive programs in order to retain remaining valuable employees in order to promote long-term shareholder value. Therefore, we are proposing the Exchange Program to enhance employee incentives going forward.

The proposed Exchange Program has been designed in a manner intended to ensure that the fair value of the Replacement Options granted in the Exchange Program will be approximately equal to or less than the fair value of the stock options surrendered in the Exchange Program. We believe the Exchange Program is an efficient and cost-effective way to provide incentives to Eligible Employees and align Eligible Employees’ interests with long-term shareholder interests as follows:

•	Provide renewed incentives to our employees who participate in the Option Exchange Program. As of February 8, 2010, the closing price of our common shares on the NYSE was $10.38 per share and the weighted average exercise price of Eligible Options was $35.92 per share. As of that date, approximately 41% of our stock options, representing 18.6 million shares, held by approximately 3,800 employees who would be eligible to participate in the Exchange Program had exercise prices greater than 150% of the 52-week high trading price of our common shares as of May 13, 2010. As a result, it is our opinion that these stock options do not currently provide meaningful retention or incentive value to our employees for the longer term. We believe the Exchange Program will enable us to promote long-term shareholder value by providing greater assurance that we will be able to retain experienced and productive employees, by increasing the motivation of our employees generally, and by more closely aligning employee and shareholder interests through our equity compensation programs. By offering Replacement Options that are subject to additional time-based vesting requirements, the Exchange Program will offer a meaningful retention incentive for participating employees to remain with us in order to vest in, and benefit from, the Replacement Options. Motivating and retaining employees in light of the Company’s upcoming restructuring efforts and in light of the pending legislative uncertainty is particularly critical to the Company as it sets out to deliver on its more focused strategy, and we believe that our equity compensation programs are a critical tool in this regard.

•	Cost-Effective Approach. The proposed Exchange Program is designed so the Company will incur little or no incremental compensation cost other than as a result of variations between the date that we establish the exchange ratios and the date that the Replacement Options are granted. Under applicable accounting rules, we will recognize a total of more than $96 million in compensation expense related to Eligible Options, $8.2 million of which we would recognize in the future even if these stock options remain outstanding and are never exercised and the rest of which we have already recognized. We believe it is not desirable to continue to recognize compensation expense on options that are not perceived by our employees as providing value. By replacing options that have little or no retention or incentive value with options with a lower exercise price, while not creating additional compensation expense (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), we will be making more efficient use of our resources. At the same time, the Exchange Program allows the Company to re-motivate and compensate its employees while managing liquidity and cash flow by avoiding the need to enhance cash compensation arrangements to retain and compensate valued employees.

•	Use of Shares in an Efficient Manner. The Exchange Program will meaningfully reduce the number of shares that are subject to outstanding stock options. All stock options surrendered as part of the Exchange Program will be cancelled upon completion of the exchange offer, and the shares underlying those stock options will not be available for new grants, except to the extent that the shares are used to grant Replacement Options under the Current Plan. Assuming that Eligible Options include options granted on or before January 31, 2008 and have exercise prices equal to or greater than 150% of the 52-week high trading price of our common shares as of May 13, 2010, Eligible Options to purchase an aggregate of 18.6 million common shares were held by employees who would be eligible to participate in the Exchange Program. These Eligible Options currently have exercise prices ranging from $20.17 to $55.82 per share, a weighted average exercise price of $35.92 per share and a weighted average remaining term of 5.84 years. These Eligible Options comprised approximately 41% of the 45.5 million common shares subject to outstanding stock options as of that date. We believe that having these underwater options remain outstanding does not serve the interests of our shareholders and do not provide the benefits intended by our equity compensation program.

Description of the Exchange Program

Implementation of the Exchange Program

The Company will not consummate the Exchange Program unless our shareholders approve the Amendments pursuant to this proposal. The exchange offer to employees will commence at a time determined by the Committee not later than 180 days following shareholder approval of the Amendment. However, even if the Amendments are approved by our shareholders, the Committee will retain the authority, in its discretion, to terminate, amend or postpone the Exchange Program at any time prior to expiration of the election period under the Exchange Program, provided that any amendment will not be inconsistent with the material terms of the Exchange Program as described in this proposal.

On the date we commence the Exchange Program, Eligible Employees holding Eligible Options will receive an “offer to exchange” document that will set forth the precise terms and timing of the Exchange Program. Eligible Employees will be given at least 20 business days to elect to surrender any or all of their Eligible Options in exchange for Replacement Options. Replacement Options will be granted promptly following the completion of the Exchange Program (the “Replacement Grant Date”), likely on the first trading day immediately following the date on which the Exchange Program concludes, with an exercise price equal to the closing price of our common stock on the NYSE on the grant date. On or before the Effective Date, we will file the offer to exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible Employees, as well as shareholders and members of the public, will be able to review the offer to exchange and other documents filed by us with the SEC free of charge on the SEC’s website at www.sec.gov.

Eligible Options

Eligible Options consist of employee stock options granted under the Equity Plans that (i) have an exercise price that is equal to or greater than 150% of the fifty-two week high trading price of the Company’s common stock as of the commencement of the Exchange Program and (ii) were granted on or before January 31, 2008, provided, however, that Eligible Options do not include employee stock options granted pursuant to a stock exercise program and which are considered “replacement options”.

As of February 8, 2010, we had approximately 45.5 million stock options outstanding, of which 35 million were granted under the Equity Plans. These outstanding stock options had a weighted average exercise price of $27.75 and a weighted average remaining life of 6.26 years. Of these outstanding awards, as of February 8, 2010 approximately 18.6 million would be Eligible Options and were held by approximately 3,800 eligible employees and, therefore, would be eligible for exchange under the Exchange Program. These Eligible Options had a weighted average exercise price of $35.92 and a weighted average remaining life of 5.84 years. The remaining 16.4 million stock options outstanding would not be eligible for exchange under the Exchange Program and had a weighted average exercise price of $18.53 and a weighted average remaining life of 6.75 years.

Eligible Employees

The Exchange Program generally will be open to all of our current employees who hold Eligible Options on the date the Exchange Program is commenced (the “Effective Date”). However, members of our Board of Directors and our NEOs will not be eligible to participate.

In addition to being employed as of the Effective Date, an employee must continue to be employed by us on the Replacement Grant Date. Any employee holding Eligible Options who elects to participate in the Exchange Program but whose employment terminates for any reason prior to the Replacement Grant Date, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be permitted to exchange his or her Eligible Options and will continue to hold their Eligible Options subject to existing terms.

Exchange Ratios

The Exchange Program is not a one-for-one exchange. Eligible Employees surrendering outstanding Eligible Options will receive Replacement Options covering a lesser number of shares with an exercise price equal to the closing price of our common stock on the NYSE on the grant date.

The Company will establish the exchange ratios shortly before the commencement of the Exchange Program. An exchange ratio represents the number of Eligible Options that an employee would be required to surrender in exchange for one Replacement Option. We intend to establish exchange ratios that would result in the Replacement Options having a fair value that is approximately equal to or less than the fair value of the Eligible Options as determined at the time the exchange ratios are set.

In order to establish the exchange ratios, the fair value of the Eligible Options will be calculated shortly before the start of the Exchange Program (using the Black-Scholes option pricing model), and these values will be compared to the estimated fair values of Replacement Options calculated at that time. The valuation model will take into account various factors, including the exercise prices of the Eligible Options, the estimated remaining terms of the Eligible Options and of the Replacement Options, prevailing interest rates and volatility of our stock price. To the extent allowed by SEC regulations, we may adjust the exchange ratios during the course of the Exchange Program in order to try to more closely align the aggregate grant date fair value of Replacement Options with the fair value of Eligible Options.

For illustration purposes only, the table below sets forth the exchange ratios for certain Eligible Options, based on Black-Scholes assumptions that would have applied as of February 8, 2010:

	Weighted Avg.			Weighted Avg.	Replacement
	Exercise Price		Maximum Shares	Remaining Life (in	Options Granted
	of Eligible	Exchange	Underlying	Years) of Eligible	Assuming 100%
Tier	Options	Ratio	Eligible Options	Options	Participation(1)

1	$25.50	2.35 to 1	757,712	1.49	322,820
2	$29.79	2.13 to 1	1,697,597	2.26	798,499
3	$36.54	2.31 to 1	1,242,787	3.31	538,437
4	$40.98	2.29 to 1	1,708,429	4.33	744,425
5	$51.50	2.78 to 1	2,484,425	5.28	894,153
6	$54.28	2.51 to 1	2,570,425	6.17	1,024,696
7	$45.42	2.17 to 1	1,681,100	6.96	773,804
8	$21.50	1.06 to 1	6,445,000	7.98	6,055,616

			18,587,475		11,152,450

(1)	Rounded down to the nearest whole share.

The total number of Replacement Options that a participating employee will receive with respect to a surrendered Eligible Option will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding down to the nearest whole share. For example, if an Eligible Employee holds stock options to purchase 1,000 shares of our common stock at an exercise price of $45.42 per share, he or she would be entitled to exchange those stock options for a Replacement Option consisting of stock options to purchase 460 shares (i.e., 1,000 divided by 2.17, rounded down to the nearest whole share), based on the assumptions above.

Election to Participate

Participation in the Exchange Program will be voluntary. Eligible Employees may surrender one or more grants of Eligible Options for exchange in order to participate in the Exchange Program. Eligible employees will have an election period of at least 20 business days from the Effective Date in which to make their election whether or not to participate.

Exercise Price of Replacement Options

All replacement options will have an exercise price equal to the closing price of our common stock on the NYSE on the Replacement Grant Date. The terms of the Exchange Program, including the date that the offer to exchange concludes, are subject to governmental requirements which could result in our extending the offer to exchange for more than twenty business days. Additionally, we may otherwise decide to amend, postpone or not proceed with the commencement of the offer to exchange, or under certain circumstances, cancel the offer to exchange once it has commenced.

Vesting of Replacement Options

Replacement Options will be completely unvested at the time they are granted and will become vested on the basis of the participant’s continued employment with us. As noted above, many of our employee stock options vest and become exercisable when our stock price reaches a certain target, expressed as a premium to the option’s exercise price, for a specified period of days. Replacement Options received in exchange for Eligible Options containing price-vesting requirements and which are not vested on the Replacement Grant Date will vest in two equal annual installments, one installment per year. Replacement Options received in exchange for Eligible Options containing time-vesting requirements and which are not vested on the Replacement Grant Date will vest 12 months from the Replacement Grant Date. Replacement Options received in exchange for Eligible Options that are vested upon the Replacement Grant Date will vest six months from the Replacement Grant Date. The Replacement Options will vest as described regardless of the extent to which the corresponding

Eligible Options were vested upon surrender. If a participant’s employment with us terminates, then the vesting and forfeiture of the Replacement Options will be governed by the provisions of the Current Plan.

Term of the Replacement Options

The term of each Replacement Option will be the remaining term of the option for which it is exchanged.

Other Terms and Conditions of Replacement Options

Replacement Options will be granted pursuant to the Current Plan. All other terms and conditions of the Replacement Options issued in the Exchange Program will be substantially the same as those that apply generally to new grants of stock options under the Current Plan. The common stock for which the Replacement Options may be exercised is currently registered on a registration statement filed with the SEC.

Cancellation of Eligible Options Surrendered

All stock options surrendered as part of the Exchange Program will be cancelled upon completion of the exchange offer, and the shares underlying those stock options will not be available for new grants, except to the extent that the surrendered options are used to grant Replacement Options under the Current Plan. The terms of the Current Plan provide that shares underlying cancelled options originally granted under the Incentive Plan and the Management Incentive Plan may be used to grant awards under the Current Plan. However, we intend to use the shares underlying cancelled options originally granted under the Incentive Plan and the Management Incentive Plan only to the extent necessary to grant Replacement Options. Any shares underlying surrendered options originally granted under the Incentive Plan and the Management Incentive Plan that exceed the number of shares necessary to grant Replacement Options will not be added to the pool of shares available for issuance under the Current Plan. Accordingly, the aggregate number of shares issuable under the Current Plan will not be increased following the completion of the Exchange Program, other than to the extent used to grant Replacement Options, and the aggregate number of shares subject to outstanding stock options or available for future equity awards under all of the Company’s equity compensation plans will decrease.

Potential Modifications to Exchange Program Terms

While the terms of the Exchange Program will conform to the material terms described above in this proposal, we may find it necessary or appropriate to preclude additional employees from participating, or to change the terms of the Exchange Program from those described herein to take into account our administrative needs, governmental requirements, accounting rules, tax considerations, or the Company’s policy decisions. For example, the terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC, and it is possible that we may need to alter the terms of the Exchange Program to respond to comments from the SEC. We will not, however, under any circumstances, permit our NEOs or members of our Board of Directors to participate in the Exchange Program. Approval of the Amendments pursuant to this proposal constitutes authorization and approval of any such modifications.

Interest of the Directors and Executive Officers of the Company in the Option Exchange Program

As described above, our NEOs and members of our Board of Directors are not eligible to participate in the Exchange Program.

Impact of Option Exchange Program

Effect on Shareholders

The Exchange Program is designed in the aggregate to be expense-neutral to the Company other than as a result of variations between the date that we establish the exchange ratios and the date that the Replacement Options are granted, while reducing our overhang. We are unable to predict the precise impact of the Exchange Program on our shareholders because we are unable to predict how many or which employees will exchange their Eligible Options. If the Exchange Program were conducted as of February 8, 2010 and assuming full participation in the Exchange Program applying the exchange ratios described in the table above, (i) there will be a net reduction in the equity award overhang by approximately 7.4 million shares, and (ii) the Company will have approximately 38.4 million options outstanding (including those held by our NEOs and directors), with a weighted average exercise price of $15.50 and a weighted average remaining term of 7.10 years. As of January 31, 2010, the total number of shares of voting common stock outstanding was 484,912,370, and, as of March 15, 2010, the total number of shares of voting common stock outstanding was 485,758,650.

U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of the Exchange Program under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the program. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences. A more detailed summary of tax considerations will be provided to all participants in the documents that we file with the SEC as part of the offer to exchange. All Eligible Employees will be advised to consult their own tax advisors regarding the tax treatment of participating in the Exchange Program under all applicable laws prior to participating in the Exchange Program.

The Company believes that the exchange of Eligible Options for Replacement Options pursuant to the Exchange Program should be treated as a non-taxable exchange and neither the Company nor any of the eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of Replacement Options. Since all Replacement Options will be non-qualified stock options, the holder, upon exercise of the option, will recognize ordinary income in an amount equal to the excess of the then fair market value of the stock acquired over the exercise price of the Replacement Option. The Company may deduct the amount of such ordinary income recognized by the holder, subject to any limitations under the Code. Any gain that the holder realizes when he or she sells or disposes of the shares will be short-term or long-term capital gain, depending on how long the shares were held.

Accounting Treatment

We intend to structure the Exchange Program so that the Replacement Options will have approximately the same or less fair value as the stock options surrendered, which would result in little or no incremental compensation expense to the Company. Due to the volatility in the stock price, exchange ratios may be set slightly above a precise value-for-value ratio to allow some movement in the stock price without causing the Replacement Options to have a higher fair value than the stock options surrendered. We believe that this methodology significantly minimizes the possibility of any incremental compensation expense being incurred.

Under ASC 718, we will recognize the remaining unamortized expense of exchanged awards ratably over the vesting period of the Replacement Options. We would also have to recognize any incremental compensation expense of the Replacement Options over the vesting period of the Replacement Options. The incremental compensation expense will be measured as the excess, if any, of the fair value of each Replacement Option on the Replacement Grant Date, over the fair value of the Eligible Options exchanged, measured as of the Replacement Grant Date. Because of changes in variables between the time that we establish the exchange ratios and the Replacement Grant Date, the actual incremental compensation expense arising from the Replacement Grants may be higher or lower than intended. In the event that any of the Replacement Options are forfeited prior to their vesting due to termination of employment, any incremental compensation expense for the forfeited Replacement Options would not have to be recognized.

Material Features of the Equity Plans

The following is a summary of the principal terms of the Incentive Plan, the Management Incentive Plan and the Employee Plan. The summary is qualified in its entirety by reference to the Incentive Plan, the Management Incentive Plan and the Employee Plan. The full text of the Incentive Plan is filed as Exhibit 10.24 to the Company’s Current Report on Form 8-K filed on May 25, 2005. The full text of the Management Incentive Plan is filed as Exhibit B to the Company’s proxy statement for the 1998 Annual Meeting of Shareholders. It was subsequently amended as shown on Exhibit C to the Company’s proxy statement for the 2000 Annual Meeting of Shareholders, and as shown on Exhibit A to the Company’s proxy statement for the 2002 Annual Meeting of Shareholders. The full text of the Employee Plan is attached as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. Replacement Options will be granted under the SLM Corporation 2009-2012 Incentive Plan. The material terms of that plan, which is not amended by this proposal, were described in the Company’s proxy statement for the 2009 Annual Meeting of Shareholders and the full text of the plan was filed as Attachment B to that proxy statement.

Each of the Equity Plans has been suspended so that no further grants can be made under them. Each of the Equity Plans is administered by the Board of Directors or a committee of directors appointed by the Board and by one or more subcommittees to whom some or all administrative authority may be delegated. Any such administrator has broad authority in connection with the administration of the plan and awards under it, including to interpret and construe the plan, any rules and regulations under the plan and the terms and conditions of any award granted under the plan, as well as to make exceptions or other determinations with respect to such awards, which need not be uniform among participants. Each of the Equity Plans authorized the issuance of stock options and performance-conditioned share awards, with the Incentive Plan authorizing as well the grant of restricted stock. The Incentive Plan and the Management Incentive Plan also authorized awards to be issued in the form of stock units and permitted performance-based awards denominated as a dollar value and settled in either stock or cash. Each of the Equity Plans provides that the exercise price of stock options generally may not be less than 100% of the fair market value of a share on the date of grant, permits options to have a term of up to ten years, and grants the plan administrator broad authority to set the vesting and other terms of options, including in its sole discretion to reduce, eliminate or waive any restrictions on options. Each of the Equity Plans provides for adjustment of the number of shares subject to the plan and to outstanding awards, and in the exercise price of outstanding options, in the event of changes in the Company’s capital structure as a result of reorganizations, mergers, consolidation, recapitalization, restructuring, reclassification, dividends (other than regular, quarterly cash dividends), stock splits, spin-offs and the like. The Incentive Plan and the Management Incentive Plan expressly authorize the plan administrator to provide for the exercisability of outstanding options in connection with or upon termination of employment within twenty-four months following a change in control, as defined in those plans. These two plans also expressly provide that certain material amendments to the plan, as well as actions to reduce or adjust downward the exercise price of outstanding options (including through an exchange program), require stockholder approval.

New Plan Benefits

Because the decision to participate in the Exchange Program is completely voluntary and because the Exchange Program is subject to a number of factors outside of our control, such as fluctuations in our stock price, we are not able to predict which or how many employees will elect to participate, how many Eligible Options will be surrendered for exchange or how many Replacement Options may be issued. As indicated above, members of our Board of Directors and our NEOs will not be eligible to participate. As of February 8, 2010, assuming full participation in the Exchange Program and exchange ratios calculated in the same method as set forth in the table above, employees other than executive officers held Eligible Options covering approximately 18.5 million shares with exercise prices above $19.34 that could be exchanged for Replacement Options on approximately 11 million shares, and our executive officer group, excluding the NEOs, held Eligible Options on 138,000 shares with exercise prices above $19.34 that could be exchanged for Replacement Options covering 110,660 shares.

Assuming full participation in the Exchange Program and assuming the exchange ratios set forth in the table above, these Eligible Options would be surrendered and cancelled, while approximately 11.1 million Replacement Options would be issued, resulting in a reduction in shares subject to outstanding awards of approximately 7.4 million. The actual reduction in shares subject to outstanding awards and the actual number of Replacement Options granted are both dependent on a number of factors, including the level of employee participation and the exchange ratios established upon commencement of the Exchange Program.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to approve the amendment to equity compensation plans to allow a one-time stock option exchange program. In addition, New York Stock Exchange rules require that the total votes cast on this proposal represent a majority of all shares entitled to vote on this proposal. Unless marked to the contrary, proxies received will be voted FOR the approval of such amendment

Board Recommendation

The Board of Directors recommends a vote FOR the amendment to the Incentive Plan, the Management Incentive Plan and the Employee Plan to permit a one-time stock option exchange program.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2009, relating to equity compensation plans or arrangements of the Company pursuant to which grants of options, restricted stock, RSUs or other rights to acquire shares may be granted from time to time.

				Number of
	Number of		Average	Securities Remaining
	Securities to be	Weighted Average	Remaining Life	Available for Future
	Issued Upon Exercise	Exercise Price	(Years) of	Issuance Under	Types of
	of Outstanding	of Outstanding	Options	Equity Compensation	Awards
Plan Category	Options and Rights	Options and Rights	Outstanding	Plans	Issuable(1)

Equity compensation plans approved by security holders:
SLM Corporation Directors Equity Plan					NQ,ST
Traditional options	358,000	$5.77	9.4
Net-settled options	—	—	—

Total	358,000	5.77	9.4	508,600
SLM Corporation 2009-2012 Incentive Plan(2)(3)					NQ,ISO, RES RSU
Traditional options	—	—	—
Net-settled options	39,156	9.01	9.6
RSUs	—	—	—

Total	39,156	9.01	9.6	12,028,408
Expired Plans(4)					NQ,ISO,RES
Traditional options	10,902,414	32.74	2.9
Net-settled options	706,627	27.77	7.7
RSUs	75,750	—	—

Total expired plans	11,684,791	29.43	6.1	0

Total approved by security holders	12,081,947	29.19	6.5	12,537,008
Equity compensation plans not approved by security holders:
Compensation arrangements(5)	—	—	—	—	NQ
Employee Stock Purchase Plan(6)	—	—	—	1,082,739
Expired Plans(7)	3,409,002	28.60	2.2	—	NQ,RES

Total not approved by security holders	3,409,002	28.60	2.2	1,082,739

Total	15,490,949	$29.15	6.1	13,619,747

(1)	NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards).

(2)	All options granted in 2009 under the SLM Corporation 2009-2012 Incentive Plan were granted as net-settled options. Upon exercise of a net-settled option, employees are entitled to receive the after-tax spread shares only. The spread shares equal the gross number of options granted less shares for the option cost. Shares for the option cost equal the option price multiplied by the number of gross options exercised divided by the fair market value of the Company’s common stock at the time of exercise. Accordingly, 39,156 net shares were issuable upon the exercise of all net-settled options at December 31, 2009.

(3)	The SLM Corporation 2009-2012 Incentive Plan is not subject to an aggregate limit of shares that may be issued as restricted stock or RSUs, so long as the number of shares issued does not exceed the total remaining shares authorized for issuance of the plan. As of December 31, 2009, 12,028,408 shares remain to be authorized for issuance.

(4)	Expired plans for which unexercised options remain outstanding are the Management Incentive Plan, Board of Directors Stock Option Plan and SLM Corporation Incentive Plan. At December 31, 2009, the option price for a majority of the outstanding net-settled options granted under these plans was higher than the market price. Accordingly, 706,627 net shares were issuable upon the exercise of all net-settled options granted under these plans at December 31, 2009.

(5)	One million net-settled options were awarded on January 8, 2008, to John F. Remondi as an “employment inducement award” under NYSE rules. At December 31, 2009, the option price of the award was higher than the market price; therefore, no shares were issuable under the award.

(6)	Number of shares available for issuance under the Employee Stock Purchase Plan (ESPP) as of December 31, 2009.

(7)	Expired plan for which unexercised options remain outstanding is the Employee Stock Option Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and the Company’s independent accountant, PricewaterhouseCoopers LLP, the Company’s audited financial statements as of and for the year ended December 31, 2009. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and with and without management present, discussed and reviewed the results of the independent accountant’s examination of the financial statements.

The Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed with PricewaterhouseCoopers LLP the accountant’s independence, including relationships that may have an impact on the accountant’s objectivity and independence.

Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Audit Committee
Ann Torre Bates, Chairman
Barry A. Munitz
Frank C. Puleo
J. Terry Strange
Barry L. Williams

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of Company Performance

The Company reported positive “core earnings” net income of $597 million in 2009, an increase from $526 million in 2008. During 2009, the Company originated $21.7 billion in FFELP loans, a 21 percent increase over 2008, and $3.2 billion of private credit loans, a 50% decline from the prior year. Continued deterioration in the economy led to higher private credit default rates during the first half of the year, which required higher than expected provisions for loan losses. However, private credit loan delinquencies and charge offs declined during the fourth quarter of 2009. For 2009, operating expenses on a “core earnings” basis were $1.18 billion, a $50 million decrease from $1.23 billion in 2008.

During the year, the Company won its bid to become a contract servicer for the U.S. Department of Education’s student loan operations, and fully refinanced the Company’s term unsecured debt facility, thereby stabilizing the Company’s liquidity and funding outlook. Management also continued its focus on compliance, as operations under the Department of Education contract were implemented. Higher credit standards in the private credit lending business, initiated in 2008, continued. In addition, the Company completed the planned exit from the purchased paper-non-mortgage business in the first quarter of 2009, and the exit from the purchased paper-mortgage/properties business during the fourth quarter of 2009.

Also during 2009, senior management focused on positioning the Company to move forward amid legislative uncertainty regarding the FFELP. The Company added new senior management team members in the areas of technology operations, servicing, sales and marketing. The new team included Joe DePaulo, Executive Vice President, and six Senior Vice Presidents. With the addition of these senior managers, the Company restructured the management of its technology and servicing operations, increasing the focus on investments to upgrade servicing capabilities and creating a greater emphasis on customer service and satisfaction. In addition, the business development group focused on enhancing the Company’s marketing channels and operations, and the sales team was restructured to respond to the Company’s shifting focus on private credit lending and related products.

2009 Compensation Decisions

The primary objective of the Company’s executive compensation program is to drive and sustain corporate performance, thereby aligning the interests of senior management with shareholders. In furtherance of this objective, the program’s goal is to offer competitive levels of total compensation in order to attract and retain talented executives. Thus, the program is designed to reward individual performance. Total incentive compensation is determined measuring the extent to which corporate performance goals of the annual performance bonus plan are achieved and share price performance is sustained.

During 2009, the Compensation and Personnel Committee (the “Committee”) continued to focus on performance-based compensation. To that end, the Committee looked to compensate executives based on critical accomplishments in implementing the Company’s business plan, granting performance-based equity awards designed to further align management’s interests with shareholders and re-balancing the elements of compensation to reflect the Company’s management structure.

In January 2009, the Committee granted performance-based options and performance stock awards to the executive officers named in the Summary Compensation Table on page 39 (the “NEO“s). For each NEO other than Mr. Remondi, whose equity award was provided for under his employment agreement, one-third of each stock and option award vests on the later of the first, second and third anniversaries of the grant date or upon the date of the Company’s earnings release, to the extent “core earnings” net income targets for each year’s business plan are achieved, with 100% vesting if “core earnings” net income is 75% or more of plan and ratable decreases in vesting to 50% vesting for “core earnings” equal to 25% of plan and 0% vesting for less than 25% of plan. Pursuant to his employment agreement, Mr. Remondi’s options vest upon the Company’s closing stock price being equal to or greater than $24.22 for five or more consecutive trading days, but no earlier than January 8, 2010.

At its meeting in February 2009, the Committee established the 2009 performance bonus plan (the “2009 Bonus Plan”), in conjunction with the Board of Directors’ approval of the 2009 business plan. The 2009 Bonus Plan was established under the shareholder-approved SLM Corporation Incentive Plan. Almost all members of management, approximately 900 employees, were eligible to participate in the 2009 Bonus Plan. The following key measures for corporate success, were adopted as performance measures for the 2009 Bonus Plan:

•	“Core earnings” earnings per share[1];

•	Capital adequacy;

•	Asset quality;

•	Productivity; and

•	Liquidity.

The purposes of establishing the 2009 Bonus Plan and communicating results against the Plan were to: (1) inform management employees about the performance of the Company as a whole; (2) unite the workforce around common goals and (3) set expectations about the level of bonus compensation that might be earned at year end. As with past years, the 2009 Bonus Plan was not

1  A description of “core earnings” treatment and a full reconciliation to the GAAP income statement can be found in the Company’s Annual Report on Form 10-K, which can be obtained on the Company’s website and otherwise as described on the first page of this proxy statement.

used to determine individual bonuses, but instead to establish the context in which individual bonuses would be determined based primarily on individual performance.2

Consistent with the Committee’s recent practice, two Compensation Committee meetings were held in January 2010. At the first meeting in mid-January, the Committee heard a report from its consultant, Hewitt, on executive pay for the Peer Group (as described below under “Executive Compensation Process: Peer Group Comparison”). Final year end results against the 2009 Bonus Plan were reported and discussed. A discussion occurred between the Committee, the CEO and the Senior Vice President for Administration regarding individual performance. A second meeting was held two weeks later, at which time the Committee, among other things, determined bonuses for 2009, which are discussed below.

Decisions Made

Key considerations of each NEO’s individual performance and how that performance resulted in pay decisions are as follows.

Mr. Lord.  During 2009, Mr. Lord continued to enhance the Company’s executive management team by recruiting Mr. DePaulo and other executives whose skills were concentrated in technology, marketing and servicing, building on the addition of Mr. Remondi and Mr. Hewes the prior year. Throughout 2009, Mr. Lord guided the Company’s long-term strategy and planning during a time when legislative uncertainty regarding the timing and nature of a potential termination of the FFELP continued. He oversaw steps taken to stabilize the Company’s liquidity and funding and initiated the Company’s successful bid to become a contract servicer for the U.S. Department of Education’s student loan operations. Mr. Lord led the senior management team in intense long-term strategic planning, which culminated in the development of the Company’s 2010 business plan. This includes steps to position the Company for a future in servicing and education finance, including private student lending and the provision of services to the Department of Education, and addresses the nature of the Company’s diminishing federally guaranteed loan business.

At the time he returned to manage the Company, Mr. Lord’s annual base salary was set at $1.25 million pursuant to his employment agreement. Under the agreement Mr. Lord participates in the Company’s equity grant programs. During January 2009, as part of the Annual Equity Grants the Committee awarded Mr. Lord 400,000 stock options and 50,000 shares of performance stock subject to the terms and conditions applicable to senior management and described above. In January 2010 the Committee expressed its confidence in Mr. Lord’s performance for 2009, awarding him a bonus of $950,000, paid 40% in Company restricted stock3 and 60% in cash. (Mr. Lord did not receive a cash bonus for 2008.) Consistent with other reductions at the Company, including Mr. Terracciano’s request to reduce his annual retainer, Mr. Lord and the Committee agreed to amend Mr. Lord’s employment agreement to reduce his annual base salary in 2010 by 20% to $1 million.

Mr. Remondi.  Mr. Remondi is the Company’s Vice Chairman and Chief Financial Officer. Mr. Remondi played a key role in the Company’s financing and political strategy and its long-term strategic planning during 2009. Mr. Remondi is also one of the Company’s chief representatives, communicating with shareholders and investors. During 2009, Mr. Remondi was a key presenter in the Company’s earnings releases and debt investor presentations. Mr. Remondi also helped guide the Company through a complete refinance of the Company’s term secured debt facility. He oversaw the Company’s participation in federally-sponsored liquidity and funding programs that enabled the

2  In order to allow for tax deductibility of bonuses paid to NEOs, the maximum individual bonus is the lesser of $5 million and one percent of the Company’s “core earnings” net income for 2009. The Committee used its discretion and paid bonuses less than that amount.
3  Restricted for one year.

Company to meet the demand for originating federal student loans. Mr. Remondi and his team developed capital planning and management abilities to enable the Sallie Mae Bank to enhance and diversify its funding and liquidity plan. In addition, Mr. Remondi has spoken with many federal officials, including officials in Congress, to discuss student loan reform.

Mr. Remondi’s compensation is set forth in his employment agreement entered into in January 2008. During 2009, pursuant to his employment agreement, Mr. Remondi received an annual base salary of $1,000,000 and a grant of 1 million stock options in January of 2009. In January 2010, the Committee expressed its confidence in Mr. Remondi’s 2009 performance, granting him a bonus of $800,0004 paid 40% in Company restricted stock and 60% in cash. (Mr. Remondi did not receive a cash bonus for 2008.) Consistent with other reductions at the Company, including Mr. Terracciano’s request to reduce his annual retainer and the reduction of Mr. Lord’s annual base salary, Mr. Remondi and the Committee agreed to amend Mr. Remondi’s employment agreement to reduce his annual base salary in 2010 to $850,000.

Mr. Hewes.  Mr. Hewes is the Company’s Senior Executive Vice President and Chief Lending Officer, with responsibility for all of the Company’s technology, servicing and debt collection operations, including private credit loan originations. During 2009, with the addition of new members of senior management, Mr. Hewes refocused the Company’s technology and servicing operations to position the Company for its future business plans. He also oversaw the redesign of the Company’s private credit product in response to the Company’s funding constraints and the final aspects of divestiture of the Company’s purchased paper businesses. Consistent with these additional responsibilities, in January 2009, Mr. Hewes was promoted to Senior Executive Vice President and his base salary during 2009 was increased to $600,000. In recognition of this role, the Committee granted Mr. Hewes 300,000 stock options and 20,000 shares of performance stock in January 2009. In January 2010 the Committee expressed its confidence in Mr. Hewes’ 2009 performance, granting him a bonus of $450,000, paid 40% in Company restricted stock5 and 60% in cash. (Mr. Hewes did not receive a cash bonus for 2008.) Consistent with other reductions at the Company, including Mr. Terracciano’s request to reduce his annual retainer and the reduction of Mr. Lord’s annual base salary, Mr. Hewes and the Committee agreed to reduce his annual base salary in 2010 to $550,000.

Mr. DePaulo.  Mr. DePaulo joined the Company in March 2009, as Executive Vice President responsible for Business Development, including all aspects of sales and marketing strategy and operations, web-based initiatives, partnership marketing and new product development. Mr. DePaulo also oversees Sallie Mae Bank. In 2009, Mr. DePaulo reorganized Sallie Mae’s business development function, leveraging the skills and capabilities of experienced student loan executives throughout the Company and recruiting experienced financial services executives. Mr. DePaulo expanded Sallie Mae’s distribution channels for its private student loan product, built the retail deposits product line, and established the consumer marketing processes and infrastructure to position the company for growth. Mr. DePaulo’s annual base salary, as provided in his employment agreement, is $400,000. At the commencement of his employment, in March 2009, the Committee granted Mr. DePaulo 150,000 stock options and 20,000 shares of performance stock. In January 2010 the Committee awarded Mr. DePaulo a $300,000 bonus for performance in 2009, paid 40% in Company restricted stock6 and 60% in cash, in recognition of his contributions in reorganizing and leading the Company’s marketing and sales strategies and operations as well as strategic planning regarding new products.

Mr. Clark.  Mr. Clark joined the Company in March, 2008 as Senior Vice President, Corporate Finance. In September, 2008 he was promoted to Senior Vice President and Treasurer, and in January 29, 2009 he was promoted to Executive Vice President and Treasurer. In recognition of his increased responsibilities, in January 2009, the Committee granted Mr. Clark 45,000 stock options and 5,000 shares of performance stock. Mr. Clark is responsible for the Company’s Corporate Finance

4  Restricted for one year.
5  Restricted for one year
6  Restricted for one year.

group, which handles all of the Company’s secured and unsecured financing needs, treasury operations, as well as rating agency and debt investor relations. Mr. Clark led the team that permanently funded over $50 billion in student loans, while reducing short-term funding exposure from $34 billion to $10 billion. In addition, Mr. Clark’s team repurchased $3.5 billion of unsecured debt. Mr. Clark’s annual base salary for 2009 was $300. In recognition of his responsibilities in the critical area of financing, in January 2010 the Committee increased his annual base salary to $325,000 for 2010 and awarded him a bonus of $450,000, paid 40% in Company restricted stock7 and 60% in cash.

Elements of Compensation

The executive compensation program includes seven elements of pay. The objective of and reason for each element, the role of those elements in the Company’s overall compensation structure and the relationship between the elements and the overall structure are discussed below.

•	Base salaries: Base salaries are provided to further the compensation program objective of providing competitive pay as well as attracting and retaining senior executives. Decisions about base salaries have an impact on the amount of retirement and cash severance benefits that NEOs are eligible to receive because retirement and cash severance benefits are calculated, in part, by reference to base salaries.

•	Annual performance bonuses: Annual performance bonuses are paid to reward individual performance, in the context of the extent to which the goals of the annual corporate performance plan are achieved. Annual performance bonuses fit the objective of linking pay to both corporate and individual performance. Like base salaries, annual performance bonuses have an impact on retirement and cash severance benefits.

•	Equity awards: Grants of equity awards are made to members of the executive management team and generally extend throughout the workforce. The Company makes equity awards to align shareholder and employee interests and to link pay to long-term corporate performance. The Compensation Committee considers carefully the benefits of awarding option and performance stock, with a focus toward achieving a balance between the “investment” resulting from stock ownership and the incentives provided by stock options. Equity awards do not affect retirement benefits and generally do not vest upon retirement.

•	Retirement benefits: The Company offers a defined contribution savings program[8] and a defined benefit retirement program[9], which latter program is in the process of being terminated. The Company provides retirement benefits to be competitive in the employment marketplace, to take advantage of corporate and individual tax benefits, and to assist management employees in individual retirement planning. Retirement benefits fit the objectives of providing competitive compensation and recognizing tenure. Retirement benefits do not comprise a significant part of NEOs’ total compensation, and the Committee does not consider retirement benefits when making annual compensation decisions. In May 2004, the Company determined to discontinue benefit accruals under its defined benefit retirement program on a phased-out basis, with the final phase-out set for July 1, 2009. In January, 2010, the Company began the process of terminating the defined benefit retirement program. The Company’s decision to end the accrual of the benefits under the defined benefit retirement program and terminate the program is consistent with the compensation program’s

7   Restricted for one year.
8   The Company’s defined contribution savings program provides for Company and employee contributions to tax-deferred, savings-style accounts under both a tax-qualified plan and a non-qualified plan. The investment risk is borne solely by employees.
9   The Company’s defined benefit plan retirement program is funded solely by corporate contributions and includes a tax-qualified plan and a non-qualified plan, which ceased to accrue benefits on June 30, 2009. The Company bears the investment risk of this program.

emphasis on performance-based, at-risk pay. Also in May 2004, the maximum corporate contribution to the Company’s defined contribution savings program was increased from six to eight percent of pay. It was s reduced to five percent of pay in October 2008.

•	Severance benefits: Senior Vice Presidents and above who are not subject to individually negotiated severance arrangements such as Messrs. Lord and Remondi, whose employment agreements address severance, are subject to the Company’s Executive Severance Plan for Senior Officers. This plan is discussed below in “Executive Severance Benefits.” Mr. Lord’s and Mr. Remondi’s severance arrangements, which were negotiated at the end of 2007 and the beginning of 2008, respectively, met the goal of securing their services as CEO and CFO, respectively, at a time when the Company’s stability and future were unsettled. In addition, the Company maintains the Change in Control Severance Plan described below, which was amended effective January 1, 2009 to eliminate “single trigger” benefits (i.e., benefits payable upon the occurrence of a change in control regardless of whether the executive terminated employment). This plan is discussed below in “Change in Control Severance Benefits.” The Change in Control Severance Plan meets the objective of retaining executives through the negotiation and implementation of a change in ownership of the Company and focusing executives on maximizing shareholder value. In addition, consistent with what we believe to be best practices in executive compensation, the Change in Control Severance Plan provides only “double trigger” benefits (i.e. benefits payable only if an executive’s employment is terminated in connection with a change in control.) The benefits payable under the plan do not affect decisions regarding other compensation and benefits. The Company views this plan’s existence as having been an important element in allowing the Company to maintain operations through the pendency of a proposed merger during 2007 and to quickly reorient itself following termination of that merger in 2008.

•	Opportunity to defer compensation: The Company offers management employees, including the NEOs, the opportunity to defer payment of a portion of their compensation into a non-qualified deferred compensation plan. The Company provides this benefit to be competitive and to assist management employees in their retirement planning. This benefit meets the objective of providing competitive compensation. The deferred compensation plan relates to other elements of pay in that base salary, annual performance bonuses, and performance stock may be deferred. The Committee views the plan as a tax-planning strategy for executives rather than a benefit provided by the Company. The Company does not make contributions to the deferred compensation plan or pay “above market” rates of return on amounts contributed to the plan. The Company uses a hedging investment strategy to offset the compensation expense of investment earnings that accrue under the plan.

•	Non-cash benefits: During 2009, the Company scaled back on non-cash benefits. The Charitable Gift Program was terminated effective March 1, 2009. Until that time, benefits were provided in the form of charitable matching contributions for certain charitable donations made by NEOs. A non-cash benefit consisting of an annual physical examination, is provided to individuals at the level of Executive Vice President and above. In addition, the Company provided housing benefits to Messrs. Remondi and Hewes and personal travel benefits to Mr. Remondi. These executives were recruited from other geographic locations and these non-cash benefits were provided as part of their retention arrangements.

Executive Compensation Process

Peer Group Comparison

In setting compensation, the Committee reviews compensation data from a variety of sources. This data is used as a context to inform the Committee about the marketplace for executive pay and to determine if pay at the Company is fair and reasonable. The data is not used to set pay at the Company at a particular percentile relative to executive pay reported by peer or survey companies.

With the assistance of its consultant, Semler Brossy, the Committee in January 2009 reviewed the Company’s executive pay with executive pay practices at other companies, using data from a custom selected group, the “Peer Group”. The Company’s Peer Group for these purposes consisted of the following companies: Affiliated Computer Services; BB&T; Capital One Financial; Charles Schwab; CIT Group; Comerica; Discover Financial Services; Fifth Third Bancorp; Keycorp; Nationwide Financial Services; PNC Financial Services; Regions Financial; State Street; and Suntrust Banks. Each of the companies in this Peer Group are in the financial services and data processing sectors with revenues, assets, net income, market value and workforce size that are within a range of the Company’s. In addition, the Senior Vice President, Administration, reviewed with the Committee an analysis of pay for the top four management positions excluding the CEO, using data from a 2008 Financial Services Survey conducted by Towers Perrin (the “Survey Group”) and data that management had obtained from various public records. Companies in the financial services industry with assets greater than $50 billion comprise the Survey Group. These companies include banks, insurance companies, payment processors, federally chartered financial institutions and money managers. The Company purchases this survey data from Towers Perrin, but Towers Perrin is not retained by the Company as a compensation consultant.

Role of the CEO and Management

In January 2009, the Committee met twice to discuss with management the Company’s performance for the prior year and the Company’s business goals for the current year. During the first meeting, a discussion regarding the performance of each member of the executive management team occurred between members of the Committee, the CEO and the Senior Vice President, Administration, as applicable. The CEO met separately with the Committee to provide his views regarding senior management performance. The Chairman of the Board also met with the Committee to provide his input with regard to the performance of the CEO and other members of executive management. Also at that time, the CEO discussed with the Committee base salaries, equity awards and performance bonuses for the NEOs. At the second meeting in January, as a result of this process, base salaries and equity awards for 2009, which are reported in the tables that follow, were set. Mr. Lord and Mr. Remondi’s salaries were fixed by the terms of their employment agreements. Likewise, Mr. Remondi’s equity grant was fixed by his employment agreement. Mr. DePaulo’s compensation was approved by the Committee at its meeting in March 2009, prior to the commencement of his employment with the Company.

Throughout the year, directors had contact with members of the executive management team at one-on-one meetings to prepare for Board and Committee meetings, at Board and Committee meetings themselves, at investor conferences and other corporate events, and on an ad hoc basis, at which time directors sought information from or gave guidance to members of management. This contact enabled directors to observe firsthand the communication, analytical and leadership skills of the management team. Also, each regularly scheduled Board meeting included a session with the CEO during which time the CEO discussed the challenges of the business and how members of the management team were addressing the challenges. These sessions were followed by executive sessions of the independent directors, during which independent Board members discussed among themselves the CEO’s performance. These interactions served to inform the Committee when it approached individual pay decisions in January and February of 2009 and 2010.

Change in Control Severance Benefits

The Change in Control Severance Plan, which was adopted in 2006, applies to officers at the level of Senior Vice President and above. The plan is designed to reduce the possibility that executives might preemptively seek jobs at other corporations in anticipation of a potential change in control and to retain executives through the finalization and integration of any change in ownership of the Company, providing for continuity of management. As noted above, the Company considers this plan, including the tax gross up provisions, to have been important in allowing the Company to maintain operations throughout the pendency of a proposed merger during 2007 and to quickly reorient itself following termination of that merger in 2008.

If termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. The plan provides for tax gross-up payments in the event that benefits exceed amounts determined under the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The Committee amended the Change in Control Severance Plan effective January 1, 2009 to eliminate vesting solely upon a change in control as defined in the plan. As amended, for equity awards granted after January 1, 2009, unvested equity awards become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. Equity awards made before January 1, 2009 vest upon a change in control, regardless of whether the participant’s employment terminates.

Executive Severance Benefits

At its meeting on May 22, 2009, the Committee established a severance policy for officers of the Company at the level of senior vice president and above, which is set forth in the Executive Severance Plan. The Committee established the severance policy in order to create a uniform severance policy applicable to senior management. Prior to the adoption of the severance policy, the Company did not have uniform guidelines regarding payment of severance to members of senior management. The Committee determined that adoption of a standard severance policy was advisable and consistent with the Board and management’s plans to position the Company to move forward during a time of uncertainty regarding the Company’s FFELP business line (see the section titled “Compensation Discussion and Analysis: Overview of Company Performance” and the Company’s Report on Form 10-K for a greater discussion of regarding the legislative uncertainty affecting the Company’s FFELP business).

Under the policy, eligible officers who do not have an individually negotiated severance arrangement, will receive a lump sum cash payment equal to a multiple of their compensation (base salary plus an average of the last 24 months of bonus compensation) upon the following events: (i) resignation from employment for good reason; (ii) the Company’s decision to terminate an eligible officer’s employment for any reason other than for cause, death or disability or (iii) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO-2; CFO or Senior Executive Vice President-1.5; Executive or Senior Vice President-1.0. If the Company’s decision to terminate an eligible officer’s employment is due to job abolishment, outstanding and unvested equity awards granted through May 22, 2009 vest upon termination according to their underlying terms. Otherwise, the two-year average of any amounts included in taxable income due to vesting of restricted stock during the two-year period prior to termination of employment will be included in yearly compensation. In no event will a severance payment exceed a multiple of three times an officer’s base and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 to 24 months. If an eligible officer is otherwise subject to an individually-negotiated severance arrangement, the terms of that arrangement, and not the policy, apply until the expiration of the arrangement. The policy will apply after the expiration of the arrangement.

Share Ownership Guidelines

The Company has maintained share ownership guidelines applicable to NEOs, for more than ten years, except for a four-month period beginning in April, 2009, during which time the application of the guidelines was suspended due to the decreased price of the Company’s common stock as a result of the global economic downturn. The ownership guidelines, which are expected to be achieved over a five-year period, are as follows:

Chief Executive Officer — Lesser of 1 million shares or $5 million in value
Vice Chairman & CFO/Sr. Executive Vice President — Lesser of 500,000 shares or
  $2.5 million in value
Executive Vice President — Lesser of 200,000 shares or $1 million in value

The guidelines encourage continued ownership of a significant amount of the Company’s common stock acquired through equity awards and help align the interests of executives with the interests of the Company’s shareholders. Except as otherwise approved by the Committee, an NEO must hold all Company common stock acquired through equity grants until the guidelines are met, and an NEO will not be eligible to receive further equity grants if he or she sells this stock (i) before the guidelines are met or (ii) after the guidelines are met if such sale would result in violation of the guidelines.

The following shares and share units count towards the ownership guidelines: shares held in brokerage accounts; vested shares credited to deferred compensation accounts; shares credited to qualified retirement plan accounts; vested performance stock and performance stock units; on an after-tax basis, restricted stock and restricted stock units that vest solely upon the passage of time count upon grant; and on an after-tax basis, the extent to which vested stock options are “in-the-money.”

Equity Grant Practices in 2009

The Company grants stock options and performance stock to senior management annually, on an incentive basis (“Annual Equity Grants”), as well as upon initial hire or promotion, and in the event of acquisitions (“Event Driven Equity Grants.”)

•	Annual Equity Grants: With the exception of grants made upon the initial hiring of members of senior management and the grant awarded to Mr. Lord upon his re-election to the Board of Directors, all senior management Annual Equity Grants were made at the regularly scheduled January Compensation Committee meeting in conjunction with annual performance evaluations of the management team. In the case of Annual Equity Grants, the option grant price is equal to the Company’s closing stock price on the date of the applicable meeting. The Committee makes Annual Equity Grants to individuals at the Executive Vice President level and above.

•	Event Driven Option Grants: In the case of Event Driven Equity Grants, the option grant price is equal to the Company’s closing stock price on the date of the event. With regard to business acquisitions, the grant date for options is the closing date of the acquisition.

Compensation and Personnel Committee Report

The Compensation and Personnel Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for 2009.

Compensation and Personnel Committee
Wolfgang Schoellkopf, Chairman
Diane Suitt Gilleland
A. Alexander Porter, Jr.
Steven L. Shapiro

SUMMARY COMPENSATION TABLE

The table below summarizes certain compensation paid or awarded to or earned by each of the NEOs for the fiscal year ended December 31, 2009. NEOs for 2009 are:

Mr. Lord, who served as Principal Executive Officer for the entire year;

Mr. Remondi, who served as Principal Financial Officer for the entire year;

Messrs. Hewes, Clark and DePaulo who were serving as executive officers at year end and were the most highly paid executive officers other than Messrs. Lord and Remondi; and

Messrs. Autor and Feierstein, who would have been among the highest paid executive officers had they been serving as executive officers at year end.

For this purpose, “compensation” means the amount disclosed in the “Total” column of the Summary Compensation table in this proxy statement less the amounts disclosed in the Change in Pension Value column of that same table.

For those individuals who were also NEOs in 2008 and 2007, compensation information for the years ended December 31, 2008 and December 31, 2007 is included.

						Change in
				Stock	Option	Pension	All Other
		Salary		Awards	Awards	Value	Compensation	Total
Name and Principal Position	Year	($)	Bonus(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Albert L. Lord	2009	$1,298,076	$950,000	$560,500	$2,534,628	$46,485	$43,503	$5,433,192
Principal Executive Officer	2008	1,478,846	0	2,228,000	4,406,170	367,028	195,118	8,675,162
	2007	519,104	0	0	8,235,000	542,631	13,010	9,309,745
John F. Remondi	2009	1,038,461	800,000	0	5,936,881	0	199,077	7,974,419
Principal Financial Officer	2008	938,461	0	0	12,400,582	0	232,209	13,571,252
John J. Hewes	2009	600,000	450,000	224,200	1,828,068	0	48,216	3,150,484
Sr. Executive Vice President	2008	307,692	0	165,400	1,048,473	0	51,741	1,573,306
Jonathan Clark	2009	305,769	450,000	56,050	274,210	0	2,449	1,088,478
Executive Vice President
Joseph DePaulo(6)	2009	300,000	300,000	89,400	387,465	0	2,219	1,079,084
Executive Vice President
Robert S. Autor	2009	141,346	100,000	112,100	914,034	125,931	1,561,778	2,955,189
Former Executive Vice	2008	350,000	100,000	161,250	1,424,859	28,025	45,494	2,109,628
President	2007	349,039	400,000	272,460	158,079	44,441	33,691	1,257,710
Barry S. Feierstein	2009	309,615	160,200	112,100	914,034	0	530,761	2,026,710
Former Executive Vice	2008	345,576	100,000	161,250	1,424,859	0	65,828	2,097,513
President	2007	234,451	350,000	113,525	158,079	0	24,471	880,526

(1)	Bonus amounts for 2009 were paid 60% in cash and 40% in stock that is restricted for one year. Bonus shown for 2007 and 2008 were paid in cash.

(2)	Amounts disclosed in the Stock Awards column represent the grant date fair value of performance stock awards granted during 2009, 2008 and 2007. Amounts are based on the closing market price of the Company’s stock on the grant date.

(3)	Amounts disclosed in the Option Awards column represent the grant date fair value of stock option awards granted during 2009, 2008 and 2007. For information regarding the assumptions used to calculate the grant date fair value of stock option awards granted during 2009, see footnote 3 to the Grants of Plan Based Awards Table on page 41 of this proxy statement.

(4)	Amounts disclosed as Change in Pension Value are the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under all defined benefit pension plans and arrangements (tax-qualified and non-qualified) from December 31, 2008 to December 31, 2009, using the assumptions disclosed on pages F-90 through F-91 of the 2009 Form 10-K. The Company does not pay any above market earnings on non-qualified deferred compensation plans.

(5)	The components of “All Other Compensation” are as follows:

	Employer				Tax Gross-
	Contributions				up on
	To Defined	Gifts to		Company	Housing
	Contribution	Charities	Housing	Airplane	Benefit	Severance	Total
Name	Plans(A)	(B)	(C)	(D)	(E)	(F)	($)

Lord	$43,503	$0	$0	$0	$0	$0	$43,503
Remondi	37,027	10,000	35,865	90,000	26,185	0	199,077
Hewes	2,450	0	26,453	0	19,313	0	48,216
Clark	2,449	0	0	0	0	0	2,449
DePaulo	2,219	0	0	0	0	0	2,219
Autor	11,911	2,000	0	0	0	1,547,867	1,561,778
Feierstein	37,896	0	0	0	0	492,865	530,761

(A)	Amounts credited to the Company’s tax-qualified defined contribution and non-qualified defined contribution plans.

The combination of both plans provides NEOs with an employer contribution of up to two percent and a matching contribution of up to six percent of base salary and annual performance bonus up to $745,000 of total covered compensation.

(B)	Amounts contributed to charitable organizations under the Company’s charitable gift program. Under the charitable gift program, the Company contributed one dollar for each dollar contributed by an NEO to educational institutions, up to a total contribution by the Company of $10,000 per year. The program was suspended as of March 1, 2009.

(C)	Incremental cost to the Company for providing Messrs. Remondi and Hewes apartments in Reston, Virginia, including rent, utilities, and housekeeping services.

(D)	Incremental cost to the Company for providing corporate aircraft for personal travel. This includes variable or trip costs associated with use of the aircraft: fuel, landing fees, engine maintenance, catering, pilot meal per diem, pilot hotel costs and pilot car rental.

(E)	The value of the housing benefit described in (C) above was imputed as income and “grossed up” for all taxes.

(F)	Severance payments are described in the “Potential Payments Upon Termination or Change in Control” section below.

(6)	Mr. DePaulo joined the Company in March 2009.

GRANTS OF PLAN-BASED AWARDS IN 2009

		Equity	Equity
		Incentive Plan	Incentive Plan
		Awards:	Awards:	Exercise or	Grant Date
		Number of	Number of	Base Price	Fair Value of
		Shares of	Securities	of Option	Stock and
		Stock or Units	Underlying	Awards	Option Awards
Name	Grant Date	(#)	Options (#)	($/Share)	(3)

Lord	1/29/2009	50,000(1)			560,500
	1/29/2009		400,000(1)	$11.21	2,534,628
Remondi	1/8/2009		1,000,000(2)	10.17	5,936,881
Hewes	1/29/2009	20,000(1)			224,200
	1/29/2009		300,000(1)	11.21	1,828,068
Clark	1/29/2009	5,000(1)			56,050
	1/29/2009		45,000(1)	11.21	274,210
DePaulo	3/27/2009	20,000 (1)			89,400
	3/27/2009		150,000(1)	4.47	387,465
Autor	1/29/2009	10,000(1)			112,100
	1/29/2009		150,000(1)	11.21	914,034
Feierstein	1/29/2009	10,000(1)			112,100
	1/29/2009		150,000(1)	11.21	914,034

(1)	One-third of each stock and option award vests on each of the first, second and third anniversaries of the grant date or upon the Company’s earnings release, whichever is later, to the extent the “core earnings” net income target in each year’s business plan is achieved, with 100% vesting if “core earnings” net income is 75% or more of plan and ratable decreases in vesting to 50% vesting for “core earnings” equal to 25% of plan and 0% vesting for less than 25%. Unvested shares or options will be forfeited if not vested that year. Upon termination of employment other than death, disability or as provided in the Change in Control Severance Plan, performance stock that has not vested is forfeited. All shares of performance stock are forfeited upon termination of employment due to misconduct. Dividends declared, if any, on unvested shares of performance stock are not paid currently. Instead, amounts equal to declared dividends are credited to an account established on behalf of the grantee and the amounts are deemed to be invested in additional shares of the Company’s common stock (“Dividend Equivalents”). Dividend Equivalents are subject to the same vesting schedule as the performance stock. At the time that the underlying performance stock vests, Dividend Equivalents allocable to the performance stock (and any fractional share amount) vest and are payable in shares of common stock, or forfeited is such stock is forfeited. (This provision applies to all grants of performance stock).

(2)	Pursuant to his employment agreement, Mr. Remondi received 1,000,000 stock options (the “Award”). The exercise price for the Award is $10.17, the closing price of the Company’s common stock on January 8, 2009, the date of grant. The Award vests upon a closing stock price equal to or greater than $24.22 for five or more consecutive trading days, but no earlier than January 8, 2010. If the Award is not vested under the price-vesting target, the Award vests on January 8, 2014.

(3)	The grant date fair market value for stock options granted in 2009 and the assumptions used to calculate this value are as follows:

			Risk-Free		Expected
	Grant Date	Expected	Interest	Expected	Dividend
	Fair Value	Term	Rate	Volatility	Rate	Derived Service
Option Grant	($)	(years)	(%)	(%)	(%)	Period (years)

2009 Remondi	$5.94	5.00	1.61%	70.07%	0.00%	5.00
2009 Lord	$6.34	4.30	1.79%	72.52%	0.00%	3.00
2009 DePaulo	$2.58	3.26	1.39%	87.07%	0.00%	3.00
2009 Other NEOs (Hewes, Clark, Autor & Feierstein)	$6.09	3.26	1.50%	80.43%	0.00%	3.00

NARRATIVE DISCUSSION OF COMPENSATION ARRANGEMENTS

Individually negotiated compensation arrangements were in force during 2009 for three NEOs: Messrs. Lord, Remondi and DePaulo. A summary of each of these arrangements follows:

Mr. Lord.  In May 2007, Mr. Lord and the Company entered into an employment agreement, which ends on December 31, 2010, for Mr. Lord’s services as Chief Executive Officer. Under the agreement, Mr. Lord was paid an annual base salary of $1.25 million. Effective January 2010, Mr. Lord agreed to decrease his annual base salary to $1,000,000.

The agreement establishes payment terms in the event Mr. Lord’s employment ends for certain reasons. If the Company terminates Mr. Lord’s employment “without cause” or Mr. Lord ends his employment for good reason, Mr. Lord is entitled to receive a cash payment equal to: (1) the number of months remaining in the term of the agreement divided by 12, but not less than one; times (2) his base salary plus his target annual bonus for the year.

Termination for cause generally means a determination by the Board of Directors that there has been a failure by Mr. Lord to perform his responsibilities and such failure remains uncured, or that Mr. Lord has committed an act of misconduct, which means (i) embezzlement, fraud, commission of a felony, breach of fiduciary duty or deliberate disregard of material Company policies; (ii) personal dishonesty materially injurious to the Company; (iii) unauthorized disclosure of any proprietary information; or (iv) competing with the Company while employed or within at least a two-year period (or in some instances longer) after termination of employment.

Termination for good reason generally means (i) a material reduction in Mr. Lord’s position; (ii) a reduction in his base salary or a material reduction in his compensation arrangements or benefits (except that variability in the value of stock-based compensation or in incentive compensation will not be considered a reduction); or (iii) a forced relocation of the Company’s executive offices.

In the event of termination of employment following a change in control of the Company, Mr. Lord’s benefits are determined under the terms of his employment agreement as set forth above and not the Change in Control Severance Plan.

Mr. Remondi.  In January 2008, Mr. Remondi and the Company entered into a three-year employment agreement, which ends on January 8, 2011, for Mr. Remondi’s services as Chief Financial Officer and Vice Chairman. Under the agreement, Mr. Remondi received 3 million options to purchase the Company’s common stock, is paid an annual base salary of $1 million and is eligible to receive a maximum annual performance bonus of three times his salary. Effective January 2010, Mr. Remondi agreed to decrease his annual base salary to $850,000.

Two million of the options were granted on January 8, 2008 at a grant price of $17.30, the closing price of the Company’s stock on that day. These options vested on January 8, 2010, after meeting price and time vesting requirements. One million of the options were granted on January 8, 2009 at a grant price of $10.17, the closing price of the Company’s stock on that day. These options vest and are exercisable when the share price trades at $24.22 for five consecutive days (a 40 percent increase over $17.30, the grant price for the first two million options), but no earlier than January 8, 2010. If these options do not vest under the price-vesting target, they vest on January 8, 2014. Once vested, options may be exercised during the remainder of their 10-year term, unless Mr. Remondi’s employment ends. Once his employment ends, Mr. Remondi must exercise vested options within 3 months of his last day of employment, except in the case of death or disability. If Mr. Remondi’s employment ends due to death or disability, unvested options vest immediately and are exercisable for one year following his death or disability and his family will receive company-sponsored medical benefits for one year.

The agreement establishes payment terms in the event Mr. Remondi’s employment ends for certain reasons. If the Company terminates Mr. Remondi’s employment “without cause” or Mr. Remondi ends his employment for good reason, Mr. Remondi is entitled to receive a target bonus plus a cash payment equal to six months of “pay” (the average of base salary and annual bonus since employment) for each year of service, up to a maximum of three years of “pay.” Termination of employment by the Company without cause and termination of employment by Mr. Remondi for good reason have the same meanings as in Mr. Lord’s agreement described above. Under his contract, Mr. Remondi is provided with housing in Reston, Virginia and an allowance of $300,000 for personal use of corporate aircraft. In the event of termination of employment following a change in control of the Company, Mr. Remondi’s benefits are determined under the Change in Control Severance Plan.

Mr. DePaulo.  In March, 2009, Mr. DePaulo and the Company entered into a two-year employment agreement, which ends March 27, 2011. Under the agreement, Mr. DePaulo will serve as an Executive Vice President and is paid an annual base salary of $400,000. Under the agreement, Mr. Depaulo was granted 150,000 stock options and 20,000 shares of restricted stock, both containing the same vesting terms as the other senior management grants in January 2009 and described in the section titled “2009 Compensation Decisions”.

The agreement establishes payment terms in the event Mr. DePaulo’s employment ends during the term for certain reasons. If the Company terminates Mr. DePaulo’s employment without cause or Mr. DePaulo ends his employment for good reason, Mr. DePaulo is entitled to receive a cash payment equal to one-half of his target bonus for the year plus one-half of his annual base salary, and in such event Mr. DePaulo shall continue to be enrolled in the Company’s medical and dental plans for six months. Termination of employment by the Company without cause and termination of employment by Mr. DePaulo for good reason generally have the same meanings as in Mr. Lord’s agreement described above. In the event of termination of employment following a change in control of the Company, Mr. DePaulo’s benefits are determined under the Change in Control Severance Plan.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

The table below sets forth information regarding options and stock awards that were outstanding as of December 31, 2009.

	Option Awards					Stock Awards
							Equity
						Equity	Incentive
						Incentive	Plan
						Plan	Awards:
						Awards:	Market or
						Number	Payout
						of	Value of
						Unearned	Unearned
						Shares,	Shares,
		Number of	Number of			Units or	Units or
		Securities	Securities			Other	Other
		Underlying	Underlying			Rights	Rights
		Unexercised	Unexercised	Option		That	That
		Options	Options	Exercise	Option	Have Not	Have Not
		Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	Grant Date	(#)	(#)(1)	($)	Date	(#)(2)	($)(3)

Lord	2/14/2001	413,310	0	$22.9666	1/13/2010	—	—
	1/24/2002	3,000,000	0	28.6666	1/24/2012	—	—
	5/21/2002	459,951	0	32.6033	1/15/2011	—	—
	1/28/2003	1,500,000	0	35.2000	1/28/2013	—	—
	5/19/2005	0	300,000	48.8400	5/19/2015	—	—
	5/8/2008	0	530,000	22.2800	5/8/2018	—	—
	1/29/2009	0	400,000	11.2100	1/29/2019	—	—
	5/8/2008	—	—	—	—	50,000	$563,500.00
	1/29/2009	—	—	—	—	50,000	$563,500.00

Remondi	1/8/2008	2,000,000	0	17.3000	1/8/2018	—	—
	1/8/2009	0	1,000,000	10.1700	1/8/2019	—	—

Hewes	3/17/2008	100,000	100,000	16.5400	3/17/2018	—	—
	1/29/2009	0	300,000	11.2100	1/29/2019	—	—
	3/17/2008	—	—	—	—	5,000	$56,350.00
	1/29/2009	—	—	—	—	20,000	$225,400.00

Clark	3/4/2008	62,500	62,500	19.3000	3/4/2018	—	—
	1/29/2009	0	45,000	11.2100	1/29/2019	—	—
	3/4/2008	—	—	—	—	2,000	$22,540.00
	1/29/2009	—	—	—	—	5,000	$56,350.00

DePaulo	3/27/2009	0	150,000	4.4700	3/27/2019	—	—
	3/27/2009	—	—	—	—	20,000	$225,400.00

Autor	—	—	—	—	—	—	—

Feierstein	9/16/2004	3,000	0	41.1900	2/1/2010	—	—
	1/26/2006	8,000	0	55.8200	2/1/2010	—	—
	9/22/2006	10,000	0	51.4400	2/1/2010	—	—
	1/25/2007	20,000	0	45.4100	2/1/2010	—	—
	1/31/2008	200,000	0	21.5000	2/1/2010	—	—
	1/29/2009	150,000	0	11.2100	2/1/2010	—	—

(1)	All awards reported in this column granted prior to 2009 are subject to price-vesting targets. The 300,000 options granted to Mr. Lord in 2005 vest upon the later of a closing stock price of at least $58.61 for five trading days or one year from the grant date. If not vested sooner, these options will vest on May 19, 2010. Fifty percent of the 530,000 options granted to Mr. Lord in 2008 vest upon the Company’s stock having a closing price of at least $26.74 for five trading days, but no earlier than 12 months from the grant date; 50 percent of the options vest upon the Company’s stock having a closing price of at least $31.19 for five trading days, but no earlier than 24 months from grant date. The 1,000,000 options granted to Mr. Remondi in 2009 vest upon a closing stock price of at least $24.22 for five trading days, but no earlier than January 8, 2010. If not vested earlier, these options will vest on January 8, 2014. The 100,000 options reported in this column for Mr. Hewes represent the unvested portion of an award granted in 2008 and vest upon a closing stock price of at least $23.16 for five trading days, but no earlier than March 17, 2010. The price target has been achieved and the options will vest on March 17, 2010. The 62,500 options reported in this column for Mr. Clark represent the unvested portion of an award granted in 2008 and vest upon a closing stock price of at least $27.02 for five trading days, but no earlier than March 4, 2010. The remaining options reported in this column were granted during 2009 to Messrs. Lord, Hewes, Clark and DePaulo and vest subject to terms disclosed in footnote 1 of the “Grants of Plan Based Awards Table” on pages 40 & 41 of this proxy statement.

(2)	Shares of unvested performance stock as of December 31, 2009 are reported in this column. Performance stock granted to Messrs. Clark and Hewes in 2008 vests the remaining 50 percent upon the later of the second anniversary of the grant date and the date that the Company announces its 2009 fiscal year results, provided that the Company has positive “core earnings” net income for the 2009 fiscal year. The Company achieved this performance measure for 2009 and the awards will vest on the second anniversary of the grant dates (March 4, 2010 for Mr. Clark and March 17, 2010 for Mr. Hewes).

Performance stock granted to Mr. Lord in 2008 vests the remaining 50 percent provided that the Company has positive “core earnings” net income for the four consecutive calendar quarters beginning July 1, 2009. All shares of performance stock granted prior to 2009 also vest upon death, disability, job abolishment and change in control of the Company. Performance stock granted in 2009 to Messrs. Lord, Hewes, Clark and DePaulo vest subject to terms disclosed in footnote 1 of the “Grants of Plan Based Awards Table” on page 40 of this proxy statement.

(3)	Market value of shares or units is calculated based on the closing price of the Company’s stock on December 31, 2009 of $11.27.

STOCK VESTED IN 2009

The table below sets forth information regarding amounts realized from stock awards that vested during the 2009 fiscal year. No options were exercised during the 2009 fiscal year.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name	on Vesting (#)	on Vesting ($)

Lord(1)	50,000	$453,000
Remondi	0	0
Hewes(2)	5,000	22,300
Clark(3)	2,000	7,960
DePaulo	0	0
Autor(4)	28,923	223,990
Feierstein(5)	19,739	198,050

(1)	50,000 shares of performance stock granted in 2008 vested on July 30, 2009, and are valued based on the closing price of the Company’s stock on July 30, 2009, of $9.06.

(2)	5,000 shares of performance stock granted in 2008 vested on March 17, 2009, and are valued based on the closing price of the Company’s stock on March 17, 2009, of $4.46.

(3)	2,000 shares of performance stock granted in 2008 vested on March 4, 2009, and are valued based on the closing price of the Company’s stock on March 4, 2009, of $3.98.

(4)	906 shares of performance stock granted in 2007 vested on January 25, 2009, with accrued dividends and are valued based on the closing price of the Company’s stock on January 23, 2009, of $9.75; 1,550 shares of performance stock granted in 2006 vested on January 26, 2009, and are valued based on the closing price of the Company’s stock on January 26, 2009, of $9.37; 1,500 shares of performance stock granted in 2004 vested on January 29, 2009, and are valued based on the closing price of the Company’s stock on January 29, 2009, of $11.21; 3,750 shares of performance stock granted in 2008 vested on January 31, 2009, and are valued based on the closing price of the Company’s stock on January 30, 2009, of $11.45; 3,000 shares of performance stock granted in 2005 vested on May 8, 2009, and are valued based on the closing price of the Company’s stock on May 8, 2009, of $6.64; 4,467 shares of performance stock granted in 2007 vested on May 8, 2009, with accrued dividends and are valued based on the closing price of the Company’s stock on May 8, 2009, of $6.64; 3,750 shares of performance stock granted in 2008 vested on May 8, 2009, and are valued based on the closing market price of the Company’s stock on May 8, 2009, of $6.64; and 10,000 shares of performance stock granted in 2009 vested on May 8, 2009, and are valued based on the closing price of the Company’s stock on May 8, 2009, of $6.64.

(5)	377 shares of performance stock granted in 2007 vested on January 25, 2009, with accrued dividends and are valued based on the closing price of the Company’s stock on January 23, 2009, of $9.75; 3,750 shares of performance stock granted in 2008 vested on January 31, 2009, and are valued based on the closing price of the Company’s stock on January 30, 2009, of $11.45; 1,862 shares of performance stock granted in 2007 vested on November 1, 2009, and are valued based on the closing price of the Company’s stock on October 30, 2009, of $9.70; 3,750 shares of performance stock granted in 2008 vested on November 1, 2009, and are valued based on the closing price of the Company’s stock on October 30, 2009, of $9.70; and 10,000 shares of performance stock granted in 2009 vested on November 1, 2009, and are valued based on the closing price of the Company’s stock on October 30, 2009, of $9.70.

PENSION BENEFITS IN 2009

The table below provides information about the present value as of December 31, 2009 of the NEOs’ accumulated pension benefits under the Company’s tax-qualified pension plan and a non-qualified supplemental pension plan (the “Pension Plans”), based on the assumptions described in footnote (1) below.

Effective July 1, 2009, all Pension Plan benefits were frozen. Effective July 1, 2004, the Pension Plans were frozen for new entrants; employees as of July 1, 2004 with less than five years of service and employees hired on and after July 1, 2004 do not receive benefits under the Pension Plans. Effective July 1, 2006, the Pension Plans were frozen for employees with five to nine years of service as of June 30, 2004. No benefits accrue with respect to these participants under the Pension Plans, other than interest accruals. Effective July 1, 2009, the Pension Plans were frozen for employees with ten or more years of service as of June 30, 2004. Of the NEOs, Messrs. Lord and Autor accrued benefits under the Pension Plans during 2009.

Benefits under the Pension Plans are credited using a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant’s compensation (base salary and annual performance bonus) for the current pay period (“Pay Credits”). The applicable Pay Credit percentage is determined by a participant’s years of service with the Company. The Pay Credit percentages are as follows: four percent for 0-4 years of service; five percent for 5-9 years of service; six percent for 10-13 years of service; seven percent for 14-16 years of service; eight percent for 17-19 years of service; nine percent for 20-24 years of service; and ten percent for 25 or more years of service. Effective July 1, 2009, Pay Credit accruals were completely frozen. In addition to Pay Credits, participants’ accounts are credited quarterly with an interest amount that is based on the interest rate on 30-year U.S. Treasury securities.

A participant’s benefit is payable upon termination of employment and is paid in a lump sum or one of several monthly annuity options. The normal retirement age is 62.

If an individual participated in the Company’s prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant (“grandfathered participant”) receives the greater of the benefits calculated under the prior plan, which uses a final average compensation formula, or under the cash balance formula. Mr. Lord is the only NEO that qualifies as a “grandfathered participant”. The Average Compensation used in the calculation of grandfathered benefits is the average of the highest 5 consecutive calendar years of pay. For the qualified plan, the average uses base pay (no bonus) and is capped at the qualified plan compensation limit which was $230,000 for 2008, the last complete calendar year before the plan was frozen. For the supplemental plan there is no compensation limit, and the bonus is included up to 35% of base pay.

The Company’s non-qualified pension plan assures that designated participants receive the full amount of benefits to which they would have been entitled under the tax-qualified pension plan but for limits on compensation and benefit levels imposed by the Tax Code. The non-qualified plan does not provide any other benefits.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Lord(2)	Tax-Qualified Plan	24.2500	$1,466,433	$0
	Supplemental Plan	24.2500	4,031,021	0
	Total		5,497,454	0

Remondi(3)	—	—	—	—

Hewes(4)	—	—	—	—

Clark(4)	—	—	—	—

DePaulo(4)	—	—	—	—

Autor	Tax-Qualified Plan	15.8333	0	151,725
	Supplemental Plan	15.8333	0	267,337
	Total		0	419,062

Feierstein(4)	—	—	—	—

(1)	Accumulated benefits are based on service, base salary, and annual performance bonus, and if applicable, Pay Credits as described above considered by the plans and agreements for the period through December 31, 2009. For purposes of calculating the present value of accumulated benefits under the tax-qualified and supplemental plans, interest credits are assumed to be 4.5 percent each year to age 62. The interest rate used to discount the resulting lump sum back to December 31, 2009 is 5.85 percent. Life expectancy is determined by the RP-2000 White Collar, Healthy Mortality Table for males and females with a five-year projection. For the purpose of calculating the increase in pension benefits for the Summary Compensation Table, the interest rate used to discount the annuity payments back to December 31, 2008 is 6.25 percent. No turnover, salary increases, or pre-retirement mortality were assumed to occur. Grandfathered participant (Mr. Lord) is assumed to receive a lump sum of his prior plan benefit based on actuarial equivalence defined in the pension plans — the 1994 Group Annuity Reserving table (50 percent blend of males and females, projected to 2002) and the assumed conversion rate of 4.50 percent.

(2)	Mr. Lord’s credited service differs from his actual service with the company because his credited service was frozen at the June 30, 2009 plan freeze date. The prior plan benefit for Mr. Lord is the greater of the benefit calculated using the December 31, 1988 plan formula and the benefit using the September 30, 1999 plan formula. The 1988 plan formula was frozen to new service accruals on December 31, 2008, resulting in Mr. Lord’s benefit being based on the 1999 plan formula. In 1995, Mr. Lord received a distribution of his supplemental plan benefit in the form of a single lump sum of $614,000. He was subsequently rehired, and has not been repaid any portion of his prior distribution. Therefore, his supplemental benefit is offset by the value of his prior distribution.

(3)	Mr. Remondi left employment with the Company in August 2005, received a lump sum payment of his benefits in 2006, and was rehired in January 2008. Because he was rehired after the tax-qualified and supplemental plans were closed to new members and because he received the full value of his benefits, he has no further interest in the plans as of December 31, 2009.

(4)	Messrs. Hewes, Clark, DePaulo and Feierstein were hired after the tax-qualified and supplemental plans were closed to new members.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2009

No NEO held a balance in the non-qualified deferred compensation plan during 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below reflect the amount of compensation that would have been payable to the NEOs who were employed as executive officers on December 31, 2009 if such NEOs’ employment had terminated and/or a change in control had occurred on December 31, 2009, given the NEOs’ compensation and service levels as of December 31, 2009 and based on the Company’s closing stock price on that date of $11.27. The compensation and benefits disclosed in the tables are in addition to: (1) compensation and benefits available prior to the occurrence of a termination of employment, such as vested stock options; and (2) compensation and benefits available generally to all employees, such as distributions under the Company’s defined contribution retirement program, disability plans and accrued vacation pay.

The actual amounts that would be paid upon an NEO’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

Description of Existing Plans and Arrangements

The following arrangements were effective for the NEOs who were employed as executive officers on December 31, 2009: (1) employment agreements for Messrs. Lord, Remondi and DePaulo, which are summarized in the “Narrative Discussion of Compensation Arrangements” section; (2) the Executive Severance Plan, which is described in the “Compensation Discussion and Analysis: Executive Severance Benefits” section; and (3) the Change in Control Severance Plan, which is described in the “Compensation Discussion and Analysis: Change in Control Severance Benefits” section.

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2009 under various scenarios.

Change in Control without Termination

			Medical	Additional
	Equity	Cash	Insurance/	Retirement	Estimated Tax
Name	Vesting(1)	Severance	Outplacement	Benefit	Gross Up	Total

Lord	$563,500	n/a	n/a	n/a	n/a	$563,500
Remondi	0	n/a	n/a	n/a	n/a	0
Hewes	56,350	n/a	n/a	n/a	n/a	56,350
Clark	22,540	n/a	n/a	n/a	n/a	22,540
DePaulo	0	n/a	n/a	n/a	n/a	0

Change in Control with Termination without Cause or for Good Reason

			Medical	Additional
	Equity	Cash	Insurance/	Retirement	Estimated Tax
Name	Vesting(2)	Severance(3)	Outplacement(4)	Benefit	Gross Up(5)	Total

Lord	$1,151,000	$3,750,000	n/a	n/a	$0	$4,901,000
Remondi	1,100,000	2,900,000	24,616	n/a	0	4,024,616
Hewes	299,750	1,650,000	24,616	n/a	736,950	2,711,316
Clark	81,590	1,185,000	24,616	n/a	0	1,291,206
DePaulo	1,245,400	1,466,667	24,616	n/a	1,223,240	3,959,923

Termination by the Company without Cause or by the Executive for Good Reason

			Medical	Additional
	Equity	Cash	Insurance/	Retirement	Estimated Tax
Name	Vesting(2)	Severance(6)	Outplacement(7)	Benefit	Gross Up	Total

Lord	$1,151,000	$6,250,000	n/a	n/a	n/a	$7,401,000
Remondi	1,100,000	2,900,000	4,808	n/a	n/a	4,004,808
Hewes	299,750	836,150	7,212	n/a	n/a	1,143,112
Clark	81,590	596,480	7,212	n/a	n/a	685,282
DePaulo	1,245,400	500,000	2,404	n/a	n/a	1,747,804

Termination by the Company with Cause

Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting	Severance	Insurance	Benefit	Gross Up	Total

Lord	n/a	n/a	n/a	n/a	n/a	n/a
Remondi	n/a	n/a	n/a	n/a	n/a	n/a
Hewes	n/a	n/a	n/a	n/a	n/a	n/a
Clark	n/a	n/a	n/a	n/a	n/a	n/a
DePaulo	n/a	n/a	n/a	n/a	n/a	n/a

Termination Due to Death or Disability

				Additional
	Equity	Cash	Medical	Retirement	Estimated Tax
Name	Vesting(2)	Severance	Insurance	Benefit	Gross Up	Total

Lord	$1,151,000	n/a	n/a	n/a	n/a	$1,151,000
Remondi	1,100,000	n/a	n/a	n/a	n/a	1,100,000
Hewes	299,750	n/a	n/a	n/a	n/a	299,750
Clark	81,590	n/a	n/a	n/a	n/a	81,590
DePaulo	1,245,400	n/a	n/a	n/a	n/a	1,245,400

(1)	Amounts disclosed in this column are the number of shares of performance stock that would vest on December 31, 2009 multiplied by $11.27, the closing price of the Company’s stock on December 31, 2009, and presuming the stock options and performance stock granted after January 1, 2009, are assumed by an acquiring or surviving entity pursuant to a change in control. All stock options granted prior to January 1, 2009 were out-of-the-money as of December 31, 2009.

(2)	Amounts disclosed in this column are the number of shares of performance stock that would vest on December 31, 2009 multiplied by $11.27, the closing price of the Company’s stock on December 31, 2009, plus the difference between $11.27 and the exercise prices of stock options multiplied by the number of stock options granted after January 1, 2009 that would vest on December 31, 2009. All stock options granted prior to January 1, 2009 were out-of-the money as of December 31, 2009.

(3)	Change in control cash severance for Mr. Lord would be based on his base salary of $1.25 million and his target bonus of $2.5 million for 2009. The amount of the severance would equal the sum of the base salary and target bonus times a multiplier, which is calculated by dividing by 12 the number of full months remaining in Mr. Lord’s agreement (12). In no event will the multiplier be less than one. The amount of change in control cash severance payable to Mr. Remondi would equal his pro-rated target bonus for the year ($1.5 million) plus his Compensation Amount times a multiplier. His Compensation Amount is equal to his average annual base salary ($1.0 million) and his average annual incentive compensation ($400,000). The multiplier is calculated by dividing by two the number of full years Mr. Remondi remains continuously employed with the Company (2). In no event will the multiplier be greater than 3. Change in control cash severance for Messrs. Hewes, Clark and DePaulo, is equal to two times the two-year average of the sum of their annual performance bonus plus base salary as defined in the Change in Control Severance Plan.

(4)	If applicable, the estimate of the Company’s per-employee cost of providing health care benefits for 24 months after a change in control with termination without cause or for good reason as governed by the Change in Control Severance Plan. Additionally, executives are eligible for outplacement services under the Change in Control severance that could be valued as much as $15,000.

(5)	In order to estimate a tax gross up for change in control excise taxes, it was assumed that options vested and the intrinsic value was paid in cash in connection with a change in control. Further, the intrinsic value was adjusted as permitted under IRS regulations.

(6)	Cash severance for Mr. Lord would be based on his base salary of $1.25 million and his target bonus of $2.5 million for 2009. The amount of the severance would equal the pro-rated target bonus for the year ($2.5 million) plus the sum of the base salary and target bonus times a multiplier, which is calculated by dividing by 12 the number of full months remaining in Mr. Lord’s agreement (12). The amount of cash severance payable to Mr. Remondi would equal his pro-rated target bonus for the year ($1.5 million) plus his Compensation Amount times a multiplier. His Compensation Amount is equal to his average annual base salary ($1.0 million) and his average annual incentive compensation ($400,000). The multiplier is calculated by dividing by two the number of full years Mr. Remondi remains continuously employed with the Company (2). Cash severance for Messrs. Hewes and Clark, is equal to one times the two-year average of the sum of their annual performance bonus plus base salary as defined in the Executive Severance Plan. Cash severance for Mr. DePaulo is based on his base salary of $400,000 and his target bonus of $600,000. The amount of the severance would equal the sum of 50% of the annual Base Salary ($200,000) and 50% of the target bonus ($300,000).

(7)	If applicable, the estimate of the Company’s per-employee cost of providing health care benefits under a change in control with termination without cause or for good reason as governed by an individual’s employment agreement or the Change in

Control Severance Plan, is based on the following benefit periods: 12 months for Mr. Remondi; 18 months for Messrs. Hewes and Clark; and 6 months for Mr. DePaulo.

Description of Arrangements for Former Executives

On May 4, 2009, Mr. Robert S. Autor, who was previously Executive Vice President, Operations and Technology, and the Company agreed that Mr. Autor would be leaving the Corporation on the terms and conditions set forth in a separation agreement (the “Agreement”). Under the Agreement, Mr. Autor received a cash payment totaling $1,300,000 and a cash bonus of $100,000. Outstanding and unvested performance stock was vested and valued at $140,800 on his last day of employment, May 8, 2009. For a 12 month period following the termination of his employment, Mr. Autor is eligible for the Corporation’s outplacement services and executive physical programs valued at $20,000. Mr. Autor also receives subsidized employer-provided medical benefits for 18 months valued at $14,407. In addition, Mr. Autor agreed to continue his role in the Corporation’s on-going loan servicing negotiations with the Department of Education and for other projects through June 30, 2010, for a total fee of $300,000. Finally, under the terms of the Agreement, Mr. Autor agreed not to compete with the Corporation or solicit the Corporation’s clients for six months following his termination of employment, and not to solicit or hire the Corporation’s employees 24 months following his termination of employment.

On September 29, 2009, Barry Feierstein, who was previously Executive Vice President of the Company, reached a mutual agreement with the Company to voluntarily leave his employment with the Company effective November 1, 2009. Mr. Feierstein received a cash payment totaling $350,000 and a cash bonus of $160,200 that were consistent with the Executive Severance Plan. Outstanding and unvested performance stock was vested and valued at $151,436 on his last day of employment. Mr. Feierstein agreed to continue as a consultant for the company until approximately June 2010 for a total fee of $389,800. For a 12 month period following the termination of his employment, Mr. Feierstein is eligible for the Corporation’s outplacement services and executive physical programs valued at $20,000. Mr. Feierstein also receives subsidized employer-provided medical benefits for 18 months valued at $9,403 and vacation payout totaling $13,462.

DIRECTOR COMPENSATION

During 2009, director compensation for non-management members of the Board, other than the Chairman, was set at $175,000, the median of director pay for the Company’s Peer Group. (See section titled Executive Compensation Process: Peer Group Comparison of this proxy statement for a description of the Peer Group.) This was consistent with compensation for 2008. The form of pay was divided between cash and equity. The cash payment was $70,000, the same amount it has been for the past five years. The value of the remainder of the pay, $105,000, was divided approximately equally between stock options and restricted stock. The Board believes that director pay should be partly in equity to align director and shareholder interests, with a focus on sustained performance. The Board used a Black-Scholes formula to value the options. Each eligible director received 9,100 shares of restricted stock and options to acquire 26,000 shares of stock.

Options granted have a 10-year term, a grant price equal to the stock price on the date of grant and vest upon the earlier of: (1) the Company’s common stock price reaching a closing price equal to or greater than $6.92 per share for five days, (2) five years from the Grant Date, or (3) upon termination of service from the Board of Directors. The restricted stock vests on the date of the 2010 annual shareholder meeting provided the individual is still a member of the Board of Directors at that time.

As in 2008, the Lead Independent Director/Chair of the Compensation and Personnel Committee and the Chair of the Audit Committee were awarded an additional cash payment of $25,000. Chairs of the Nominations and Governance and Finance and Operations Committees were each awarded additional cash payments of $10,000.

Mr. Lord did not receive any separate compensation for his service on the Board.

Charitable Gift Program:  The Company’s charitable gift program was discontinued as of February, 28, 2009. Directors and employees were eligible to participate until that time. Under this program, the Company contributed three dollars for each dollar contributed by a director to post-secondary educational institutions, up to a total contribution by the Company of $75,000. The Company contributed two dollars for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Company of $25,000 per year. The Company contributed one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Company of $10,000 per year. Notwithstanding the above limits for each category, aggregate charitable contributions by the Company were limited to $75,000 for 2009. Mr. Lord was eligible to participate in the directors’ charitable gift program.

Other Compensation:  The Company’s non-management directors are provided with $50,000 of life insurance, are reimbursed for their expenses incurred in connection with attending Board meetings, and are covered by a travel insurance plan while traveling on corporate business. A non-qualified pension plan was provided to Board members until 1995, at which time the plan was frozen.

Chairman’s Compensation

In January 2008, Mr. Terracciano and the Company entered into a retainer agreement for Mr. Terracciano’s service as Chairman of the Board, subject to his re-election by shareholders, for a three-year term, which was subsequently extended to a four-year term. Under the original agreement, Mr. Terracciano’s annual cash compensation was set at $600,000. At the same time that the agreement was extended to a four-year term, the annual cash retainer was reduced at Mr. Terracciano’s request to $480,000, consistent with the Company’s expense reduction program. Mr. Terracciano again requested that his annual retainer be reduced to $420,000, effective January 1, 2010.

Under the agreement, in January 2008 Mr. Terracciano received 200,000 shares of restricted stock and options to purchase 500,000 shares of the Company’s common stock. The options were granted at the closing price on the grant date, $17.83, have a 10-year term, and once vested, may be exercised throughout the 10-year term. The options vest in equal installments on the first, second and third anniversaries of their grant date. As originally granted, the restricted stock vests in equal installments on the first, second and third anniversaries of the grant date; when the agreement was extended to a four-year term, however, the vesting of the first tranche of restricted stock was postponed by one year. The vesting of the first and second tranches were again postponed by one year so that all three tranches will vest in January 8, 2011. Mr. Terracciano is also entitled to reimbursement for office and transportation expenses commensurate with the amount of time he allocates to Board service.

DIRECTOR COMPENSATION FOR 2009

	Fees
	Earned or
	Paid In	Option	Stock	Change in	All Other
	Cash	Awards	Awards	Pension	Compensation	Total
Name	($)	($)(1)(2)	($)(3)(4)	Value($)(5)	($)(6)	($)

Ann Torre Bates	$95,000	$95,160	$52,507	$0	$63	$242,730
William M. Diefenderfer	70,000	95,160	52,507	N/A	15,363	233,030
Diane Suitt Gilleland	70,000	95,160	52,507	2,880	63	220,610
Earl A. Goode	70,000	95,160	52,507	N/A	50,063	267,730
Ronald F. Hunt	80,000	95,160	52,507	0	63	227,730
Michael E. Martin	70,000	95,160	52,507	N/A	63	217,730
Barry A. Munitz	70,000	95,160	52,507	N/A	63	217,730
Howard H. Newman	70,000	95,160	52,507	N/A	63	217,730
A. Alexander Porter, Jr.	80,000	95,160	52,507	0	63	227,730
Frank C. Puleo	70,000	95,160	52,507	N/A	63	217,730
Wolfgang Schoellkopf	95,000	95,160	52,507	N/A	63	242,730
Steven L. Shapiro	70,000	95,160	52,507	0	63	217,730
J. Terry Strange	70,000	95,160	52,507	N/A	63	217,730
Anthony P. Terracciano	480,000	0	0	N/A	104,696	584,696
Barry L. Williams	70,000	95,160	52,507	N/A	15,063	232,730

(1)	The grant date fair market value for stock options granted in 2009 to directors is $3.66 per share. The assumptions used to calculate this expense are as follows: an expected term of 4.30 years; a risk-free interest rate of 1.97 percent; expected volatility of 84.35 percent; an expected dividend rate of 0 percent; and a derived service period of 3.86 months.

(2)	The aggregate number of options held by each director at December 31, 2009 was as follows (net settled options are shown on a “gross basis”):

Name	Options

Ann Torre Bates	272,227

William M. Diefenderfer	185,365

Diane Suitt Gilleland	224,719

Earl A. Goode	179,325

Ronald F. Hunt	219,602

Michael E. Martin	32,600

Barry A. Munitz	80,155

Howard H. Newman	32,600

A. Alexander Porter, Jr.	348,870

Frank C. Puleo	32,600

Wolfgang Schoellkopf	209,604

Steven L. Shapiro	251,406

J. Terry Strange	20,000

Anthony P. Terracciano	500,000

Barry L. Williams	252,966

(3)	The grant date fair market value for each share of restricted stock granted in 2009 to directors is based on the closing market price of the Company’s stock on May 22, 2009, of $5.77.

(4)	The aggregate number of shares of restricted stock held by each director at December 31, 2009 was:

Name	Shares

Ann Torre Bates	11,500

William M. Diefenderfer	11,500

Diane Suitt Gilleland	11,500

Earl A. Goode	11,500

Ronald F. Hunt	11,500

Michael E. Martin	11,500

Barry A. Munitz	11,500

Howard H. Newman	11,500

A. Alexander Porter, Jr.	11,500

Frank C. Puleo	11,500

Wolfgang Schoellkopf	11,500

Steven L. Shapiro	11,500

J. Terry Strange	9,100

Anthony P. Terracciano	200,000

Barry L. Williams	11,500

(5)	Ms. Gilleland and Messrs. Hunt, Porter, and Shapiro are participants in the Board of Directors’ Pension Plan. This Plan was in place at the time these individuals were elected to the Board. The Plan was frozen effective December 31, 1995; no benefits have accrued since that time.

The normal retirement age under the Plan is 65. There was no change in 2009 in the actuarial present value of benefits of participants in the Plan who were older than age 65. There was an increase in the actuarial present value of benefits of the participant younger than age 65, reflecting the fact that such participants are one year closer to reaching the normal retirement age. The assumptions used to calculate the increase are the same as those used for financial reporting purposes and are disclosed on pages F-90 through F-91 of the Corporation’s 2009 Report on Form 10-K.

The Company does not pay any above-market earnings on non-qualified deferred compensation plans for directors.

(6)	All Other Compensation is set forth in the table below:

ALL OTHER COMPENSATION

	Gifts to		Life
	Charities	Office	Insurance	Total
Name	($) (A)	Expenses (B)	Premiums (C)	($)

Ann Torre Bates	$0	$0	$63	$63
William M. Diefenderfer	15,300	0	63	15,363
Diane Suitt Gilleland	0	0	63	63
Earl A. Goode	50,000	0	63	50,063
Ronald F. Hunt	0	0	63	63
Michael E. Martin	0	0	63	63
Barry A. Munitz	0	0	63	63
Howard H. Newman	0	0	63	63
A. Alexander Porter, Jr.	0	0	63	63
Frank C. Puleo	0	0	63	63
Wolfgang Schoellkopf	0	0	63	63
Steven L. Shapiro	0	0	63	63
J. Terry Strange	0	0	63	63
Anthony P. Terracciano	0	104,633	63	104,696
Barry L. Williams	15,000	0	63	15,063

(A) Amounts contributed under the Company’s charitable gift program to charitable organizations.

(B) Office expenses for the Chairman include office support ($86,013) and car transportation ($18,620).

(C) The amount reported is the annual premium paid by the Company to provide a life insurance benefit of $50,000.

STOCK OWNERSHIP

The following table provides information regarding shares owned or that may be acquired within 60 days, for each director, director nominee and NEO, as well as all directors and officers as a group. The ownership information is as of March 15, 2010.

			Total
		Vested	Beneficial	Percent of
	Shares(1)	Options(2)	Ownership(3)	Class

Director Nominees
Ann Torre Bates(4)	44,575	206,798	251,373		*
William M. Diefenderfer III(5)	87,965	147,518	235,483		*
Diane Suitt Gilleland(6)	100,998	179,865	280,863		*
Earl A. Goode	41,850	145,298	187,148		*
Ronald F. Hunt(7)	232,034	185,575	417,609		*
Michael E. Martin(8)	76,491	13,823	90,314		*
Barry A. Munitz(9)	146,987	51,848	198,835		*
Howard H. Newman	16,850	13,823	30,673		*
A. Alexander Porter, Jr.(10)	709,091	243,173	952,264		*
Frank C. Puleo	31,850	13,823	45,673		*
Wolfgang Schoellkopf	76,850	154,138	230,988		*
Steven L. Shapiro(11)	212,007	176,614	388,621		*
J. Terry Strange	20,450	10,633	31,083		*
Anthony P. Terracciano	273,422	333,333	606,755		*
Barry Lawson Williams(12)	36,647	224,659	261,306		*
Named Executive Officers
Albert L. Lord(13)	621,400	4,995,989	5,617,389	1.16%
John F. Remondi	438,234	0	438,234		*
John J. Hewes	144,224	27,029	171,253		*
Jonathan C. Clark	28,322	4,054	32,376		*
Joseph A. DePaulo(14)	58,529	0	58,529		*
Robert Autor	0	0	0		*
Barry S. Feierstein	0	0	0		*
Directors and Officers as a Group	3,421,848	7,146,497	10,568,345	2.18%

*	Less than one percent.

(1)	Shares held directly or indirectly by the individual or by the individual and his or her spouse, including shares credited to Company-sponsored retirement plans.

(2)	Shares that may be acquired within 60 days as of March 15, 2010 through the exercise of stock options. Net settled options are shown on a “spread basis”, and if not in-the-money, they are shown as 0.

(3)	Total of columns 1 and 2. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(4)	18,522 shares are held in a margin account and are therefore considered “pledged as security”. No loan is outstanding. Ms. Bates’ ownership includes 500 shares held in her husband’s name. Ms. Bates also holds a power of attorney over her father’s assets which includes 300 shares held in an account in his name as well as 503 shares in a trust account for which he is the beneficiary.

(5)	4,014 shares are phantom stock units credited to a deferred compensation plan account.

(6)	12,838 shares are phantom stock units credited to a deferred compensation plan account.

(7)	146,155 shares are held in a margin account and are therefore considered “pledged as security”. No loan is outstanding. Mr. Hunt’s share ownership includes 9,081 shares held in his wife’s name. 15,851 of the shares are stock units credited to a deferred compensation plan account.

(8)	3,141 shares are phantom stock units credited to a deferred compensation plan account.

(9)	130,137 shares are held in a margin account and are therefore considered “pledged as security”. No loan is outstanding.

(10)	687,771 shares are held in a margin account and are therefore considered “pledged as security”. Mr. Porter’s share ownership includes 687,771 shares over which he has both investment and voting control. 3,200 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.

(11)	8,602 shares are phantom stock units credited to a deferred compensation plan account.

(12)	19,756 shares are held in a margin account and are therefore considered “pledged as security”.

(13)	212,647 shares are held in a margin account and are therefore considered “pledged as security”. No loan is outstanding. Mr. Lord’s share ownership includes 2,100 shares held in his wife’s name. 6,567 of the shares reported in this column are phantom stock units credited to a deferred compensation plan account.

(14)	Mr. DePaulo’s share ownership includes 1,740 shares held in custodial accounts for his children.

Executive Officers

Biographical information about individuals who are currently executive officers is as follows:

Name and Age	Position and Business Experience

Jonathan C. Clark 51
• Executive Vice President and Treasurer, SLM Corporation—January 2009 to present, Senior Vice President and Treasurer—September 2008 to January 2009, Senior Vice President—March 2008 to September 2008

• Managing Director, Credit Suisse Securities (USA) LLC, an investment bank—2000 to 2007
• Director, Asset Finance Group, Prudential Securities, Inc.—1999 to 2000
• President and Principal, SBG Industries, LLC—1993 to 1999
Joseph A. DePaulo 44	• Executive Vice President, SLM Corporation—March 2009 to present
• Chief Executive Officer, Credit One Financial Solutions, a consumer lending company—2006 to 2009
• Group Executive, US Card Business Development Operations, MBNA Corp., a credit card company—2005 to 2006, various officer positions—1992 to 2005
John J. Hewes 61
• Senior Executive Vice President and Chief Lending Officer, SLM Corporation—January 2009 to present, Executive Vice President and Chief Lending Officer—September 2008 to January 2009, Executive Vice President and Chief Credit Officer—March 2008 to September 2008

• Group Executive, Consumer Finance and Lending Business, MBNA America, a credit card company—1996 to 2007, various officer positions—1985 to 1996
Albert L. Lord 64	• Chief Executive Officer and Vice Chairman, SLM Corporation—December 2007 to present, Chairman—March 2005 to December 2007, Chief Executive Officer and Vice Chairman—1997 to May 2005
• President and principal shareholder of LCL, Ltd., a private equity firm—1994 to 1997
• Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990
John F. Remondi 47	• Vice Chairman and Chief Financial Officer, SLM Corporation—January 2008 to present
• Portfolio Manager, PAR Capital Management, Inc., a private equity firm—2005 to January 2008
• Executive Vice President, SLM Corporation—2001 to 2005, Senior Vice President—1999 to 2001
• Chief Financial Officer and Senior Vice President, Nellie Mae Corporation—1988 to 1999
• Various finance positions, Bay Bank Boston—1984 to 1988

ITEM 3—RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent accountant is selected by the Audit Committee. On February 1, 2010, the Audit Committee appointed PricewaterhouseCoopers LLP as the Company’s independent accountant for 2010, subject to ratification by the Company’s shareholders. This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of the independent accountant. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of the Company’s independent accountant is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time during 2010 if, in its discretion, it determines that such a change would be in the Company’s best interests.

Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Fees Paid to Independent Accountant for 2008 and 2009

Fees for services performed for the Company by its independent accountant, PricewaterhouseCoopers LLP, for fiscal year ended December 31, 2009, and for fiscal year ended December 31, 2008, are set forth below.

	2009	2008

Audit	$5,200,161	$5,677,232
Audit Related	4,229,642	2,487,090
Tax	701,193	60,500
All Other	0	0
Total	$10,130,996	$8,224,822

Audit Fees.  Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of the Company and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees.  Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Tax fees include fees for tax return preparation services and consultations related to tax compliance and tax planning.

All Other Fees.  All other fees for the years ended December 31, 2009 and December 31, 2008 were $0.

Pre-approval Policies and Procedures

The Audit Committee has adopted a written policy concerning the approval of audit and non-audit services to be provided by the independent accountant to the Company. The policy requires that all services to be provided by the Company’s independent accountant be pre-approved by the Audit Committee or its Chair. Each approval of the Committee or the Chair must describe the services provided and set a dollar limit for the services. The Committee, or its Chair, pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during 2009. The Chair reports to the Committee regarding services that he or she pre-approved between Committee meetings. The

Committee receives regular reports from management regarding the actual provision of non-audit services by PricewaterhouseCoopers LLP that have been pre-approved by the Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant for 2010.

Board Recommendation

The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountant for 2010.

OTHER MATTERS

Certain Relationships and Transactions

The Company has a written policy regarding review and approval of related persons transactions. The policy is published at www.salliemae.com under “Investors, Corporate Governance.”

Transactions covered by the policy are transactions involving the Company in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect interest, other than as a director or less-than-ten percent owner of an entity involved in the transaction (“Related Persons Transaction”). Transactions that are considered routine are “pre-approved” under the policy. For example, certain loans made in the ordinary course of our business to executive officers, directors and their family members are considered Related Persons Transactions and may require proxy disclosure, but are pre-approved under the policy.

The policy provides that the Audit Committee initially review a proposed Related Persons Transaction and make a recommendation to the full Board regarding whether to approve the transaction. In considering a transaction, the Audit Committee takes into account whether a transaction would be on terms generally available to an unaffiliated third party under the same or similar circumstances.

We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the board of the Sallie Mae Bank.

Since the beginning of 2009, no Related Persons Transactions requiring disclosure have been entered into except as follows. From time to time there may be routine transactions deemed pre-approved under the policy and that are not required to be disclosed in this proxy statement. During 2009, Matthew Bailer, son-in-law of Jack Hewes, was employed as Director, Loan Servicing. His compensation for 2009, including bonus, was $134,882, and he received a stock option award of 2,500 options valued at $15,233 on January 29, 2009. Mr. DePaulo is a minority owner of Marble Arch Financial Services, LLC (Marble Arch), which entered into a single transaction with the Company prior to Mr. DePaulo’s commencing employment with the Company. Mr. DePaulo’s share of payments received by Marble Arch pursuant to the transaction was $425,000. Marble Arch’s operations were terminated, and the Company has not done any business with Marble Arch other than the single transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports on their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, for the fiscal year 2009, all of the Company’s executive officers and directors filed all required reports in a timely manner, except that on behalf of Mr. Clark, the Company filed a report of the share withholding from a performance stock vesting event four days late.

Other Matters for the 2010 Annual Meeting

As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Company has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the proxy given by a shareholder electronically, telephonically or on a proxy card gives discretionary authority to the persons named by the Company to serve as proxies to vote such shareholder’s shares on any such matters in accordance with their best judgment.

Shareholder Proposals for the 2011 Annual Meeting

A shareholder who intends to introduce a proposal for consideration at the Company’s 2011 Annual Meeting, set for May 19, 2011, may seek to have that proposal and a statement in support of the proposal included in the Company’s 2011 proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than December 2, 2010 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.

The Company’s By-laws provide that a shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Company’s proxy statement pursuant to Rule 14a-8. The Company’s By-laws provide that any such proposals or nominations for the Company’s 2011 Annual Meeting must be received by the Company on or after January 13, 2011 and on or before March 14, 2011. Any such notice must satisfy the other requirements in the Company’s By-laws applicable to such proposals and nominations. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-4(c), the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of the enclosed proxy will be paid by the Company. The Company has hired MacKenzie Partners, Inc. to solicit proxies for a fee of $10,000 plus reimbursement for out-of-pocket costs. In addition, officers, directors, regular employees or other agents of the Company may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Company will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to the beneficial owners of the Company’s common stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the annual report, this proxy statement and the proxy card and, upon request, the Company will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

Under SEC rules, a single package of Notices of Availability may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Because the Company is using the SEC’s notice and access rule, each shareholder will receive a separate Notice of Availability within the package. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have also instituted householding. Shareholders sharing an address whose shares of the Company’s common stock are held in street name through such entities, should contact such entity if they now receive (i) multiple copies of the Company’s proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (ii) a single copy of the Company’s proxy materials or notice and wish to receive separate copies of these materials in the future. If you share an address with another shareholder and received only a single copy of the Company’s proxy materials, we will deliver promptly upon written or oral request separate copies of the Company’s proxy materials if you call 703-984-5405 or write to the Corporate Secretary, SLM Corporation, 12061 Bluemont Way, Reston, VA 20190.

Appendix A

AMENDMENTS TO THE
EQUITY PLANS

Each of the SLM Corporation Incentive Plan (the “Incentive Plan”), the SLM Corporation Management Incentive Plan (the “Management Incentive Plan”) and the SLM Corporation Employee Stock Option Plan (the “Employee Plan”) as follows:

1. The Plan is hereby amended by adding a new Section    that shall read as follows:

SECTION .	EQUITY EXCHANGE PROGRAM

Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Options, be tendered to the Company in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within one hundred and eighty (180) days of the date of such stockholder approval.

Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

SLM CORPORATION

By:
Title:

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 13, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/SLM • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Ann Torre Bates	☐	☐	☐	02 - W.M. Diefenderfer III	☐	☐	☐	03 - Diane Suitt Gilleland	☐	☐	☐

04 - Earl A. Goode	☐	☐	☐	05 - Ronald F. Hunt	☐	☐	☐	06 - Albert L. Lord	☐	☐	☐

07 - Michael E. Martin	☐	☐	☐	08 - Barry A. Munitz	☐	☐	☐	09 - Howard H. Newman	☐	☐	☐

10 - A. Alexander Porter, Jr.	☐	☐	☐	11 - Frank C. Puleo	☐	☐	☐	12 - Wolfgang Schoellkopf	☐	☐	☐

13 - Steven L. Shapiro	☐	☐	☐	14 - J. Terry Strange	☐	☐	☐	15 - Anthony P. Terracciano	☐	☐	☐

16 - Barry L. Williams	☐	☐	☐
If you wish to cumulate votes for Directors, do NOT mark the boxes above, but check this box and write your voting instructions on the line below.

☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of an amendment to equity plans for an option exchange program.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.

2010 Annual Meeting Admission Ticket
2010 Annual Meeting of
SLM Corporation
May 13, 2010
11:00 A.M.
Upon arrival, please present this admission ticket
and photo identification at the registration desk.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — SLM Corporation

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2010
Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Mark L. Heleen or such substitute or substitutes as shall be selected by the Chairman of the Board, as proxy to represent and vote all shares of Common Stock, par value $.20 per share (the “Common Stock”), of SLM Corporation (the “Company”) owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.
If you wish to cumulate votes for a Director(s), write the name(s) of the nominee(s) on the reverse side and next to the name(s), the percentage(s) of votes you wish to allocate, not to exceed 100%.
The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Approval of an amendment to equity plans for an option exchange program), and FOR Item 3 (Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.) If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.	+

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 13, 2010.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/SLM • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Voting Instruction Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Ann Torre Bates	☐	☐	☐	02 - W.M. Diefenderfer III	☐	☐	☐	03 - Diane Suitt Gilleland	☐	☐	☐

04 - Earl A. Goode	☐	☐	☐	05 - Ronald F. Hunt	☐	☐	☐	06 - Albert L. Lord	☐	☐	☐

07 - Michael E. Martin	☐	☐	☐	08 - Barry A. Munitz	☐	☐	☐	09 - Howard H. Newman	☐	☐	☐

10 - A. Alexander Porter, Jr.	☐	☐	☐	11 - Frank C. Puleo	☐	☐	☐	12 - Wolfgang Schoellkopf	☐	☐	☐

13 - Steven L. Shapiro	☐	☐	☐	14 - J. Terry Strange	☐	☐	☐	15 - Anthony P. Terracciano	☐	☐	☐

16 - Barry L. Williams	☐	☐	☐
If you wish to cumulate votes for Directors, do NOT mark the boxes above, but check this box and write your voting instructions on the line below.

☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of an amendment to equity plans for an option exchange program.	☐	☐	☐	3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.

2010 Annual Meeting Admission Ticket
2010 Annual Meeting of
SLM Corporation
May 13, 2010
11:00 A.M.
Upon arrival, please present this admission ticket
and photo identification at the registration desk.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

VOTING INSTRUCTION CARD — SLM Corporation

Annual Meeting of Shareholders to be held on May 13, 2010
This Instruction Card is Solicited by Fidelity Management Trust Company
As a participant in The Sallie Mae 401(k) Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of SLM Corporation attributable to your account at the Annual Meeting to be held on May 13, 2010 at 11:00 A.M. Eastern Daylight Time. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting direction.
Unless otherwise required by law, the shares attributable to your account will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by May 10, 2010, the shares attributable to your account will be voted in the same proportion as directions received from participants.
B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.	+